TYPE: Ex-10.21

DESCRIPTION: Lease Agreement between the Registrant and Colonial Center at Mansell Overlook/Colonial
Business Center dated July 28, 2000.




                       COLONIAL CENTER AT MANSELL OVERLOOK
                            /COLONIAL BUSINESS CENTER


                                 LEASE AGREEMENT


                                      WITH


                              WITNESS SYSTEMS, INC.


                              DATED: July 28, 2000

                                TABLE OF CONTENTS

1.      PREMISES.....................................................................................................1

2.      TERM.........................................................................................................1

3.      COMPLETION OF IMPROVEMENTS...................................................................................1

4.      POSSESSION ..................................................................................................1

5.      BASE RENTAL; SECURITY DEPOSIT................................................................................2

6.      BASE RENTAL ADJUSTMENT ......................................................................................4

7.      ADDITIONAL RENT .............................................................................................4

8.      BROKERAGE DISCLOSURE.........................................................................................6

9.      USE .........................................................................................................6

10.     TENANT'S ACCEPTANCE .........................................................................................6

11.     ASSIGNMENT AND SUBLETTING ...................................................................................7

12.     HOLDING OVER ................................................................................................8

13.     ALTERATIONS AND IMPROVEMENTS ................................................................................8

14.     REPAIRS TO THE PREMISES .....................................................................................9

15.     ENTRY BY LANDLORD ..........................................................................................10

16.     DEFAULT AND REMEDIES .......................................................................................10

17.     LANDLORD'S SERVICES ........................................................................................13

18.     DESTRUCTION OF PREMISES ....................................................................................15

19.     CONDEMNATION OF PREMISES....................................................................................16

20.     INSURANCE...................................................................................................16

21.     INDEMNIFICATION AND HOLD HARMLESS...........................................................................17

22.     USUFRUCT ONLY ..............................................................................................18

23.     WAIVER......................................................................................................18

24.     ENTIRE AGREEMENT............................................................................................18

25.     LANDLORD'S CONSENT .........................................................................................18

26.     NOTICES ....................................................................................................18

27.     TRANSFER OF TENANT .........................................................................................19

28.     SUCCESSORS AND ASSIGNS; ATTORNMENT ............................... .........................................19

29.     TIME IS OF THE ESSENCE .....................................................................................19

30.     CAPTIONS: GOVERNING LAW ....................................................................................19

31.     SEVERABILITY................................................................................................20

32.     SUBORDINATION; ESTOPPEL CERTIFICATES........................................................................20

33.     ATTORNEYS' FEES.............................................................................................21

34.     LIMITATION OF LIABILITY.....................................................................................21

35.     RULES AND REGULATIONS.......................................................................................21

36.     PARKING.....................................................................................................21

37.     HAZARDOUS SUBSTANCES........................................................................................21

38.     FINANCIAL STATEMENTS........................................................................................23

39.     JOINT AND SEVERAL LIABILITY.................................................................................23

40.     QUIET ENJOYMENT.............................................................................................23

41.     TENANT TAXES................................................................................................23

42.     DAMAGE OR THEFT OF PERSONAL PROPERTY........................................................................23

43.     FORCE MAJEURE...............................................................................................23

44.     HEADINGS....................................................................................................24

45.     SUBMISSION OF LEASE.........................................................................................24

46.     SPECIAL STIPULATIONS........................................................................................24

EXHIBIT "A" - PARK
EXHIBIT "A-1" PREMISES
EXHIBIT "A-2" - LANDLORD'S PROPERTY
EXHIBIT "B" - RULES AND REGULATIONS
EXHIBIT "C" - OPERATING EXPENSES
EXHIBIT "C-1" - ESTIMATED EXPENSE STOP
EXHIBIT "D" - WORK AGREEMENT
EXHIBIT "E" - SPECIAL STIPULATIONS
EXHIBIT "F" - BASE BUILDING DEFINITION/ESTIMATED ABOVE CEILING COSTS EXHIBIT "G" - LETTER OF CREDIT
EXHIBIT "H" - FIRST OFFER SPACE

EXHIBIT "I" - FIRST REFUSAL SPACE
EXHIBIT "J" - SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT EXHIBIT "K" - SUPPLEMENTAL AGREEMENT
EXHIBIT "L" - ARBITRATION

                            COLONIAL PROPERTIES TRUST
                                 LEASE AGREEMENT

         This Lease Agreement ("LEASE") is made this 28th day of July, 2000, by and between COLONIAL REALTY LIMITED PARTNERSHIP, A Delaware limited partnership (the "LANDLORD"); and WITNESS SYSTEMS, INC. (the "TENANT").

                              W I T N E S S E T H:

1.       PREMISES.

         Landlord does hereby rent and lease to Tenant the following described space in the office complex known as Colonial Center at Mansell Overlook/Colonial Business Center as described on Exhibit "A" (the "PARK") in the office building designated as Colonial Center 300 (the "BUILDING"): known as Suite 600, as shown on Exhibit "A-1" (the "PREMISES"). Additionally, Landlord does hereby rent and lease to Tenant the area outside the Building as depicted on Exhibit "A-1" to be used exclusively by Tenant as a patio (the "Patio"). For all purposes under this Lease, the Premises shall include approximately 96,452 rentable square feet (including both Tenant's usable area and common areas attributable to Tenant's usable area). Following completion of the Work, the Premises and the Building shall be remeasured by Tenant's architect using BOMA standards for measuring usable square footage. To calculate the rentable square footage of the Premises and the Building, Landlord will add a factor of ten percent (10%) for the full floors of the Premises and the Building and fifteen percent (15%) for the multi-tenant floors of the Premises and the Building. If Landlord's architect does not agree with the measurement of the Premises or the Building calculated by Tenant's architect, Landlord and Tenant will instruct their respective architects to resolve any differences in a commercially reasonable fashion. If the architects are unable to resolve their differences, the matter shall be submitted to arbitration in accordance with Exhibit "L", and the decision of the arbitrators shall be deemed final and binding upon Landlord and Tenant. No easement for light, air or view is granted or implied hereunder, however, Tenant shall have, as an appurtenance to the Premises, the non-exclusive right to use the common lobbies, corridors, stairways, elevators and loading platform (if any) of the Building in common with others together with the common walkways, parking areas and driveways in the Park necessary for common ingress and egress to the Building and the Premises (collectively, the "COMMON AREAS").

2.       TERM.

         The term of this Lease shall be for a period commencing at 12:01 a.m. on the 1st day of October, 2000 (said date being referred to herein as the "COMMENCEMENT DATE"), and expiring at 11:59 p.m. on the final day of the month in which the 86th month anniversary of the date prior to the Commencement Date occurs (the "TERM").

3.       COMPLETION OF IMPROVEMENTS.

         Tenant agrees to promptly proceed to prepare the Premises for Tenant's occupancy in accordance with the terms of this Lease and in accordance with the work schedule attached hereto as Exhibit "D". If the Work (as defined in Exhibit "D") has not been substantially completed by October 1, 2000 due to a Landlord Delay (as defined in Exhibit "F", paragraph 19), Landlord shall compensate Tenant for such delay by providing Tenant with a credit against Base Rental which becomes due hereunder as of March 1, 2001 so that Tenant will receive one
(1) day of abated Rent for each day of delay.

4.       POSSESSION.

         Tenant hereby waives any and all claims Tenant may have against Landlord arising from the inability to take possession on the Commencement Date. Occupancy by Tenant prior to the Commencement Date shall be solely for the purpose of constructing or installing tenant improvements, furniture, fixtures or equipment, to be permitted and governed by the Work Agreement and Tenant shall have no obligation to pay Base Rental or Additional Rental.

5.       BASE RENTAL; SECURITY DEPOSIT.

         (a) Tenant shall pay in advance to Landlord at Landlord's address for rental payments set out in Paragraph 26 hereof, or at such other place as Landlord shall designate in writing, promptly, without demand, deduction or offset, except as provided herein, on the first day of each month during the Term commencing on December 1, 2000 ("Rent Commencement Date"), Base Rental, which shall be $93,291.67 for the month of December, 2000; $111,950.00 for the month of January, 2001; $130,608.33 for the month of February, 2001; $154,864.17 for the months of March, April and May, 2001; and for the month of June, 2001, and for each month thereafter (the "Base Rental"), the amounts stated in Paragraph 6 hereof and which shall be adjusted from time to time as provided in Paragraph 6 hereof. Tenant shall be under no obligation to pay Base Rental or Additional Rent for the months of October and November, 2000. Additionally, in the event of a default by Tenant hereunder beyond applicable periods of notice and cure, Tenant shall pay Landlord for the unamortized (on a straight-line basis using 84 months commencing with the Rental Commencement Date) sums expended by Landlord in payment of the commissions pursuant to Paragraph 8 hereof and the Improvement Allowance pursuant to Exhibit "D" hereof, provided that Tenant's obligation to pay Landlord for the unamortized commissions and Improvement Allowance shall not increase the total amount of Base Rental to be paid by Tenant to Landlord hereunder. If the Term commences on a day other than the first day of a month, or terminates or expires on a day other than the last day of a month, the Base Rental for such partial month shall be prorated based upon the actual number of days in such a month. In the event the Base Rental to be paid hereunder, or other charges as hereinafter provided, is not received by Landlord by the fifth (5th) day of the month due, Landlord shall have the right to impose a late charge of five percent (5%) of all amounts past due, provided however, Tenant shall be permitted one (1) late payment per calendar year during the Lease Term without imposition of a late charge.

         (b) Simultaneously with the execution of this Lease, Tenant shall pay to Landlord ONE HUNDRED SEVENTY-NINE THOUSAND NINE HUNDRED SIXTY-THREE AND 36/100 DOLLARS ($179,963.36) (the "INITIAL INSTALLMENT"). Such sum shall be applied by Landlord to the first installment(s) of Base Rental as they become due hereunder.

         (c) With the execution of this Lease, Tenant shall deliver to Landlord an irrevocable, unconditional, standby letter of credit from a national bank (satisfactory to Landlord) in the form attached hereto as Exhibit "G" in the amount (and declining with the schedule) as reflected below (the "Primary Letter of Credit"). The Primary Letter of Credit is delivered by Tenant to Landlord to secure (i) Tenant's obligation to reimburse Landlord for the commissions payable pursuant to Paragraph 8 hereof and the Improvement Allowance pursuant to Exhibit "D" hereof and (ii) the performance of Tenant's obligations under this Lease. Tenant covenants to keep the Letter of Credit in effect during the Term at the following levels:


Calendar Months of Term                Amount of Letter of Credit               Per Rentable Square Foot
-----------------------                --------------------------               ------------------------

      1 - 20                                $3,327,595.00                               $34.50
     21 - 32                                 2,958,184.00                               $30.67
     33 - 44                                 2,587,808.00                               $26.83
     45 - 56                                 2,218,397.00                               $23.00
     57 - 68                                 1,848,958.00                               $19.17
     69 - 75                                 1,478,610.00                               $15.33
     76 - 80                                   739,787.00                               $ 7.67
     81 - 86                                         0.00                               $ 0.00

In the event Landlord and Tenant increase the size of the Premises above 96,452 rentable square feet, Tenant shall supply Landlord with an additional letter of credit or increase the amount of the Primary Letter of Credit by the corresponding amount per rentable square foot (as set forth above).

         In the event Tenant achieves and maintains the following financial levels, the Primary Letter of Credit shall be reduced by fifty percent (50%) following January 1, 2003, and to zero percent (0%) following January 1, 2004; provided however, if after a reduction of the Primary Letter of Credit the Tenant fails to maintain the required financial level for any fiscal calendar quarter thereafter, Landlord may require that the Primary Letter of Credit be reinstated to the level previously required as set forth above. The financial targets required of Tenant are as follows: (i) debt to equity ratio of less than twenty percent (20%), (ii) current ratio of 3.0 or more, and (iii) positive net income for four (4) consecutive quarters beginning January 1, 2002.

         Landlord shall be entitled to draw upon the Primary Letter of Credit in whole or in part, at Landlord's discretion, (a) to fund the performance of any obligation(s) of Tenant under the Lease which Tenant has failed to perform beyond the expiration of any applicable notice and cure period available to Tenant under the Lease, and (b) if, during the portion of the Term that the Primary Letter of Credit is required, the issuer of the Primary Letter of Credit notifies Landlord that it does not intend to extend or renew the term of the Letter of Credit beyond the current expiration date. If Landlord draws upon the Primary Letter of Credit pursuant to clause (b) in the preceding sentence, Landlord will place the proceeds therefrom in its account and hold the same as a security deposit to secure the same items described in Paragraph 5(c) hereof. If Landlord makes a partial draw on the Primary Letter of Credit, following written notice from Landlord, Tenant shall promptly restore the required amount of the Letter of Credit to the amount which was applicable immediately prior to Landlord's drawing down sums thereunder. Tenant may accomplish the restoration by an amendment of the Letter of Credit reasonably acceptable to Landlord or Tenant may deposit the required amount with Landlord. Any cash deposited with Landlord shall be held by Landlord as a security deposit pursuant to this Paragraph. Notwithstanding anything to the contrary contained herein, any failure by Tenant to restore the face value of the Letter of Credit to such amount, or to deposit with Landlord a corresponding cash amount, within ten (10) days after its receipt of a written request from Landlord shall be an Event of Default hereunder. The use of the Primary Letter of Credit by Landlord will not prevent Landlord from exercising any other right or remedy provided by this Lease or by law; provided, however, if Landlord is able to cure a monetary default by Tenant (limited to one (1) occasion and not to exceed the amount of one (1) monthly payment of Base Rental), by drawing upon the Primary Letter of Credit, Landlord will not exercise its right to terminate this Lease or Tenant's right to possession.

         Upon delivery of a written statement from the Landlord certifying that Tenant is in default and such default has continued and is continuing beyond the applicable notice and cure periods, the Primary Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement.

         In the event of a transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Letter of Credit to the transferee, at Landlord's sole cost and expense, and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability and responsibility therefor, so long as the transferee assumes all of Landlord's obligations under the Lease and evidence of such assumption is provided to Tenant, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said Letter of Credit to a new landlord.

         Tenant covenants that it will not assign or encumber said Letter of Credit and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         All costs and expenses associated with the issuance of and Landlord's drawings upon the Letter of Credit shall be borne by Tenant.

6.       BASE RENTAL INCREASES.

          (a) commencing June 1, 2001, monthly Base Rental shall be increased to $179,963.36 ($22.39 per rentable square foot per annum).

          (b) commencing December 1, 2001, monthly Base Rental shall be increased to $183,319.08 ($22.808 per rentable square foot per annum).

          (c) commencing December 1, 2002, monthly Base Rental shall be increased to $186,758.70 ($23.235 per rentable square foot per annum).

          (d) commencing December 1, 2003, monthly Base Rental shall be increased to $190,284.31 ($23.674 per rentable square foot per annum).

          (e) commencing December 1, 2004, monthly Base Rental shall be increased to $193,898.06 ($24.124 per rentable square foot per annum).

          (f) commencing December 1, 2005, monthly Base Rental shall be increased to $197,602.15 ($24.585 per rentable square foot per annum).

          (g) commencing December 1, 2006, monthly Base Rental shall be increased to $201,398.85 ($25.057 per rentable square foot per annum).

         "LEASE YEAR," as used herein, means a period of twelve (12) consecutive calendar months, with the first Lease Year commencing on the Rent Commencement Date and each subsequent Lease Year commencing on each anniversary during the Term of the first day of the first Lease Year. The period, if any, from the Commencement Date to the beginning of the first Lease Year shall be treated as if it were part of the first Lease Year under this Lease for all purposes (except that Tenant shall have no obligation to pay Base Rental or Additional Rental during such period).

1.       ADDITIONAL RENT.

         (a) The following terms, as used in this Lease, shall have the following meanings:

         "ESCALATION YEAR" means each calendar year, commencing with the first full calendar year following the calendar year in which the Commencement Date occurs, falling, in whole or in part, within the Term.

         "EXPENSE STOP" means for the purposes of this Lease, the Expense Stop for Operating Expenses is agreed to be $5.69 per rentable square foot.

         "OPERATING EXPENSES" are defined in Exhibit "C".

         "EXCESS EXPENSES" means the amount by which the annual Operating Expenses incurred by Landlord during each successive Escalation Year exceed the Expense Stop.

         "TENANT'S SHARE" means Tenant's pro rata share of the Excess Expenses for a given Escalation Year, which shall be determined with respect to each item of expense by dividing the same by the rentable area of the Building (163,252 square feet), subject to remeasurement per Paragraph 1 hereof, and multiplying the resulting quotient by the number of rentable square feet in the Premises.

         (b) Tenant shall pay to Landlord as additional rent (the "ADDITIONAL RENT"), for each Escalation Year during the Term, Tenant's Share for such Escalation Year.

         (c) As soon as practicable prior to the beginning of each Escalation Year (including during any extension or renewal of the Term), Landlord shall deliver to Tenant a detailed statement setting forth (i) Landlord's projection of the Operating Expenses for the upcoming Escalation Year, (ii) Tenant's Share for the upcoming Escalation Year and (iii) a computation of the monthly installments to be paid by Tenant toward Tenant's Share for the upcoming Escalation Year, which amount shall be one-twelfth (1/12) of the amount determined pursuant to (ii) above. In the event such statement is not delivered until after the commencement of the Escalation Year, Tenant shall continue to pay Tenant's Share based on the prior year's statement until the statement for the then-current Escalation Year is delivered, and when such statement is delivered, Tenant shall pay to Landlord the amount by which the monthly installments of Tenant's Share shown on such statement exceed the installments of Tenant's Share actually paid by Tenant for the expired months in the then-current Escalation Year within thirty (30) days after the rendering of such statement by Landlord, and from and after the delivery of such statement Tenant shall pay to Landlord in advance on the first day of each calendar month following the rendering of such statement the monthly installments provided for in such statement, such payments to continue until another statement is rendered. If at any time it appears to Landlord that Tenant's Share for such Escalation Year will exceed Landlord's prior estimate of Tenant's Share for such Escalation Year by more than five percent (5%), Landlord shall have the right to revise, no more than once per year, by written notice to Tenant, its estimate for such Escalation Year, and subsequent payments by Tenant for such Escalation Year shall be based upon the revised estimate of Tenant's Share for such Escalation Year.

         (d) Commencing with Landlord's statement delivered following the beginning of the second full Escalation Year occurring during the Term, Landlord shall also set forth (i) the actual amount of the Operating Expenses incurred during the preceding Escalation Year, and (ii) any underpayment or overpayment by Tenant based on Tenant's monthly payment(s) (if any) of Tenant's Share made during the preceding Escalation Year. In the event of any underpayment by Tenant, Tenant shall pay the full amount of such deficiency to Landlord within thirty (30) days of receipt of Landlord's statement. Any overpayment by Tenant shall, at Tenant's option, either be (i) paid to Tenant within thirty (30) days of delivery of Landlord's statement, or (ii) applied to Tenant's Share as projected for the ensuing calendar year.

         (e) For the Escalation Year in which the Term expires, Landlord shall deliver to Tenant, as soon as practicable after the expiration of the Term, a statement setting forth (i) Tenant's Share determined by annualizing Operating Expenses actually incurred or accrued during the portion of the Escalation Year falling within the Term and then prorating Tenant's Share thereby determined, based on the number of days of such Escalation Year falling within the Term, and (ii) any underpayment or overpayment of Tenant's Share made during that final Escalation Year. In any underpayment, Tenant shall promptly pay the full amount thereof to Landlord. If Tenant has overpaid, Landlord shall promptly reimburse Tenant the full amount of such overpayment. The respective obligations of the parties hereto pursuant to this Paragraph 7 shall survive the expiration or earlier termination of the Lease.

         (f) If the Building is not fully occupied during any calendar year of the Term, including for purposes of calculating the Expense Stop, the Operating Expenses and the Excess Expenses for purposes of this Paragraph 7 shall be determined as if the Building had been fully occupied during such calendar year (and fully assessed for real estate tax purposes). For the purposes of this Paragraph 7, "fully occupied" shall mean occupancy of 95% of the rentable area of the Building.

         (g) Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by Tenant or its representatives at Landlord's office where Operating Expense records are kept, at Tenant's expense, at any time within one hundred eighty
(180) days after Landlord's annual statement is delivered to Tenant for such calendar year; provided that Tenant shall give Landlord not less than fifteen
(15)) days' prior written notice of any such audit. If Landlord's calculations of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. If Landlord's estimate was incorrect by more than four percent (4%) of the actual Operating Expenses for a calendar year, Landlord shall reimburse Tenant for its actual audit costs. Tenant's rights to audit Operating Expenses for the first calendar year within the Term shall continue through Tenant's audit period available during the second (2nd) calendar year within the Term.

2.       BROKERAGE DISCLOSURE.

         COLONIAL PROPERTIES SERVICES, INC. ("CPSI") HAS REPRESENTED LANDLORD IN THIS LEASE. CUSHMAN & WAKEFIELD OF GEORGIA, INC. HAS REPRESENTED TENANT IN THIS LEASE. EACH OF CPSI AND CUSHMAN & WAKEFIELD OF GEORGIA, INC. SHALL BE PAID A COMMISSION BY LANDLORD PURSUANT TO THE TERMS OF A SEPARATE AGREEMENT. Tenant warrants that there are no other claims for brokers' commissions or finders' fees in connection with its execution of this Lease. Tenant hereby indemnifies and holds Landlord and Landlord's agents harmless from and against any and all loss, cost, damage or expense incurred by Landlord or Landlord's agents as a result of or in connection with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies and holds Tenant and Tenant's agents harmless from and against any and all loss, cost, damage or expense incurred by Tenant or Tenant's agents as a result of or in connection with a claim of any real estate agent or broker, if made by, through or under Landlord. Tenant shall, upon Landlord's request, cause the party representing Tenant as set forth above to provide to Landlord a broker's lien waiver, sufficient to waive such broker's lien rights to the Building and Park.

3.       USE.

         The premises shall be used for general office and related ancillary purposes (including, but not limited to, training and entertaining customers) and for no other purposes. The occupancy rate of the Premises shall in no event be more than one (1) person per two hundred twenty-two (222) rentable square feet. The Premises shall not be used for any illegal purposes, nor in violation of any regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building. Tenant shall, at its own expense, promptly comply with any and all municipal, county, state and federal statutes, regulations and/or requirements applicable or relating to the use, occupancy or condition of the Premises. In the event that Tenant takes any action in the future, or conducts its business in such a way that causes an increase in the insurance rate on the Building, Landlord shall give Tenant notice of such proposed increase, and Tenant shall have a period of ten (10) business days within which to discontinue such actions or use before Tenant shall be responsible for the payment of such increase in cost. Landlord represents and warrants to Tenant that (a) the use of the Premises for the purpose of a business office use is not prohibited by the Certificate of Occupancy (or its equivalent), for or by any zoning or other statutes, laws, orders, rules, regulations or ordinances (collectively, "Laws") applicable to the Building or the Premises or by any master or ground lease or covenants, conditions or restrictions, or easements applicable to the Building or the Premises and (b) as of the Commencement Date the Premises will comply with all Laws, provided, however, Landlord's representation and warranty does not include the Work.

4.       TENANT'S ACCEPTANCE.

         Upon Substantial Completion of the improvements contemplated by Paragraph 3, or occupancy of the Premises by Tenant for the purpose of conducting its business, whichever first occurs, Tenant shall be deemed to have accepted any improvements made since the date hereof, subject only to latent defects and Punchlist Items (as defined in Exhibit "F").

5.       ASSIGNMENT AND SUBLETTING.

         (a) Except as provided herein, Tenant shall not, whether by operation of law or otherwise, assign, transfer, hypothecate or otherwise encumber this Lease or any interest herein and shall not sublet or permit the use by others of the Premises or any portion thereof without obtaining in each instance Landlord's prior written consent, which consent Landlord shall not unreasonably withhold or delay. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, or sublet the Premises or any part thereof or permit the use of the Premises or any part thereof by any party, and Landlord may withhold its consent to any requested assignment or subletting (and the withholding of consent shall be conclusively deemed to be reasonable),
(i) if, in Landlord's reasonable opinion, the proposed assignee or subtenant is a party who would (or whose use would) detract from the character of the Building as a first-class office building, (ii) if the proposed assignment or subletting shall be to a governmental subdivision or agency or any person or entity who enjoys diplomatic or sovereign immunity, (iii) if such proposed assignee or sublessee is an existing tenant of the Park, if the proposed assignment or sublease term is for a period in excess of four (4) years, (iv) if such proposed assignment, subletting or use would contravene any restrictive covenant affecting the Building (including any exclusive use) granted to any other tenant of the Building), or (iv) if such proposed assignment or subletting is for a Base Rental less than seventy-five percent (75%) of the Base Rental chargeable hereunder at that time. Landlord's consent to one assignment, sublease, transfer or hypothecation shall not be deemed as a consent to any other or further assignment, sublease, transfer or hypothecation. Any such assignment, sublease, transfer or hypothecation without Landlord's prior written consent shall be void and shall, at Landlord's option, constitute a default under this Lease; provided, however, Tenant shall be given the opportunity to cure a default of this nature on one (1) occasion. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall release Tenant from any of its obligations hereunder or be deemed to constitute Landlord's consent to any assignment, sublease, transfer or hypothecation, and in any event, Tenant shall remain primarily liable on this Lease for the entire Term hereof and shall in no way be released from the full and complete performance of all the terms, conditions, covenants and agreements contained herein. Notwithstanding the above, in no event shall Tenant install, paint, affix or place any sign(s) on or about the Premises, Building or Park advertising or giving notice that the Premises are available "for lease", "for sublease", "for rent" or the like.

         (b) If Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord prior written notice, which notice shall specify (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space affected, (iii) the proposed effective date and duration of the subletting or assignment, and (iv) the proposed rental or other consideration to be paid to Tenant by such sublessee or assignee. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will on that date be relieved of all further obligations to pay rent hereunder as to such space, (2) to permit Tenant to assign or sublet such space, in which event if the proposed rental between Tenant and sublessee for the space affected is greater than the Base Rental as adjusted under this Lease applicable to the space affected, or if consideration other than rental is paid to Tenant by such assignee or sublessee with respect to the affected space, then fifty percent (50%) of such excess rental and other consideration (less all brokerage fees, reasonable attorney fees, advertising expenses and the cost of tenant improvements or allowances) shall be deemed additional rent owed by Tenant to Landlord under this Lease, and the amount of such excess shall be paid by Tenant to Landlord in the same manner that Tenant pays the Base Rental hereunder and in addition thereto, (3) to withhold consent to Tenant's assigning or subleasing such space and to continue this Lease in full force and effect as to the entire Premises, or (4) to consent to Tenant assigning or subleasing such space, subject to Landlord's reasonable approval of the assignment or sublease document. If Landlord should fail to notify Tenant in writing of such election within said fifteen (15) day period, Landlord shall be deemed to have elected option (3) above. Tenant agrees to reimburse Landlord in an amount of up to $1,000.00 (but not less than $500.00) for Landlord's reasonable attorneys' fees and costs actually incurred in connection with the processing and documentation of each request made pursuant to this Paragraph. Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the Premises, no such assignee or sublessee may exercise any expansion option, right of first refusal option, or renewal option under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sublessee and Landlord, and, absent Landlord's written agreement to the contrary, all option rights of Tenant, and all lease rights of Tenant created pursuant to the exercise of any option rights, with respect to any space so assigned or subleased shall be extinguished, except in the event of Affiliate Transfer.

         (c) The sale or transfer of Tenant's voting stock (if a corporation) or a partnership interest (if a partnership) or member interest (if a limited liability company) in Tenant resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. Notwithstanding anything to the contrary in this Lease, the transfer of outstanding capital stock or other listed equity interests, or the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering of stock, by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange shall not be included in determining whether control has been transferred.

         (d) Notwithstanding anything to the contrary in the Paragraph 11, Tenant may permit the Premises to be used by, or may sublease the Premises or assign this Lease to any party which directly or indirectly: (i) owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, (iii) is under common ownership or control with Tenant, or (iv) into which Tenant or any other foregoing parties is merged, consolidated or reorganized, or to which all or substantially all of Tenant's assets are sold (an "Affiliate Transfer"); without Landlord's consent, provided: (a) Landlord shall receive a copy of the executed transfer document promptly after execution, (b) Tenant shall remain liable under this Lease and (c) the transferee shall expressly assume Tenant's obligations under this Lease.

6.       HOLDING OVER.

         If Tenant remains in possession after the expiration of the Term, or the termination of this Lease, without the written approval of Landlord, it shall be a tenant at sufferance only and there shall be no renewal hereof by operation of law. In such event, such occupancy shall be at an amount equal to one hundred fifty percent (150%) of the Base Rental in effect immediately prior to the expiration or termination of this Lease and shall otherwise be subject to all of the covenants and provisions of this Lease.

7.       ALTERATIONS AND IMPROVEMENTS.

         (a) Subject to the terms of the following sentence, no alteration in, or addition to, the Premises will be made without first obtaining Landlord's prior written consent, which Landlord may grant or withhold for any reason or for no reason, and any such work consented to, although paid for by Tenant, will be done by Landlord with Landlord reserving the right to charge Tenant a fee equal to one percent (1%) of the cost of the work for supervision of such alterations or additions which shall not be unreasonably withheld or delayed. With respect to any alteration, addition or improvement which does not affect the structure of the Building, does not affect any of the Building's systems (e.g., mechanical, electrical or plumbing), does not diminish the capacity of such Building's systems available to other portions of the Building, is not visible from the common areas or exterior of the Building, and is in full compliance with all laws, orders, ordinances, directions, requirements, rules and regulations of all governmental authorities, Landlord's consent shall not be unreasonably withheld. Additionally, Tenant shall be permitted to repaint, recarpet and install (or remove) cabling within the Premises without obtaining Landlord's consent at a cost not to exceed $20,000.00 per occurrence.

         (b) If Tenant's actions, omissions or occupancy of the Premises shall cause the rate of fire or other insurance either on the Building or the Premises to be increased, Tenant shall pay, as additional rent, the amount of any such increase within thirty (30) days after request by Landlord.

         (c) All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only the trade fixtures and movable office furniture of Tenant) made in or upon the Premises, shall be and remain Landlord's property and shall remain upon the Premises at the expiration or earlier termination of this Lease, with no compensation to Tenant. If Landlord advises Tenant in writing at the time of its approval of an alteration or improvement, Landlord may require Tenant to remove any such improvements or additions at the termination hereof or within fifteen (15) days thereafter. Landlord may, at its election, repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, alterations, improvements and installations, and all costs for such repairs shall be at Tenant's expense. Landlord and Tenant will include in the Supplemental Agreement a list of all personal property which will not become the Property of Landlord at the end of the Term.

         (d) At the end of the term, Tenant shall return the Premises to Landlord with the Base Building four-foot by four-foot grid system installed and return to Landlord the inserts necessary to convert the grid system to dimensions of two-feet by two-feet.

8.       REPAIRS TO/CLEANING OF THE PREMISES.

         (a) Landlord shall not be required to make any repairs or improvements to the Premises, except structural repairs necessary for safety and tenantability. Tenant shall, at its own cost and expense, keep in good repair all portions of the Premises, including but not limited to windows, glass and plate glass, doors, interior walls and finish work, floors and floor coverings, and supplemental or special heating and air conditioning system, and shall take good care of the Premises and its fixtures and permit no waste, except normal wear and tear, and casualty with due consideration for the purpose for which the Premises are leased. Tenant shall maintain and replace, at its cost and expense, all light bulbs and fixtures in the Premises that are not the Building's standard light fixtures and bulbs. Any repairs required under this Paragraph will be paid for by Tenant and if performed by Tenant (by a contractor approved by Landlord, which approval shall not be unreasonably withheld), Tenant shall pay Landlord a supervision fee in the amount of one percent (1%) of the cost of the work. However, if Landlord, or a contractor engaged by Landlord performs the work, Tenant shall pay Landlord a supervision fee equal to five percent (5%) of the cost of the work.

         (b) Tenant shall be responsible for cleaning the Premises (including the bathrooms on the full floor portions of the Premises) and all related janitorial costs and supplies. At any time during the Term, Tenant may notify Landlord that it desires for Landlord to be responsible for the cleaning and janitorial functions relating to the Premises. Landlord and Tenant will negotiate in good faith to establish the scope and cost of such services, which cost to Tenant shall be Landlord's direct and actual cost of janitorial services and supplies plus a management fee of four percent (4%) of the cost of the services and supplies.

9.       ENTRY BY LANDLORD.

         Following twenty-four (24) hour advance notice and accompanied by a representative of Tenant, Landlord or its agents may enter the Premises at reasonable hours to exhibit same to prospective purchasers or, within the last twelve (12) months of the Term, prospective tenants, to inspect the Premises to see that Tenant is complying with all of its obligations hereunder, and to make repairs, improvements, alterations or additions which Landlord shall deem necessary for the safety, preservation or improvement of the Building or to make repairs or modifications to any adjoining space. Landlord may at pre-arranged times, enter the Premises for weekly inspections and for emergency purposes, provided, however, Tenant may exclude (except for emergency situations) certain secured areas from Landlord's access provided such areas contain sensitive business material proprietary to Tenant. Landlord shall be allowed to take all material into and upon the Premises that may be required to make such repairs, improvements, alterations or additions for the benefit of Tenant without in any way being deemed or held guilty of an eviction of Tenant, and the Base Rental, Additional Rent and other charges hereunder shall in no wise abate while said repairs, improvements, alterations or additions are being made. When possible, all such repairs, improvements, alterations and additions shall be done after ordinary business hours and on the weekends, and Landlord shall make reasonable efforts to conduct such repairs, improvements, alterations or additions in a manner which will not interfere with the conduct of Tenant's business.

10.      DEFAULT AND REMEDIES.

         (a) The occurrence of any of the following shall constitute a default of this Lease by Tenant:

                  (i) the filing of any voluntary petition or similar pleading under any section or sections of any bankruptcy or insolvency act by or against Tenant or the institution of any voluntary or involuntary proceeding in any court or tribunal to declare Tenant insolvent or unable to pay Tenant's debts as they mature and, in the case of an involuntary petition or proceeding, the petition or proceeding is not dismissed within sixty (60) days from the date it is filed, or the making of an assignment for the benefit of its creditors by Tenant, or the appointment of a trustee or receiver for Tenant or for the major part of Tenant's property;

                  (ii) Tenant's failure to pay the monthly Base Rental, Additional Rent or any other sum due hereunder, if such nonpayment continues for five (5) or more days after the date notice of such late payment is provided to Tenant; provided, however, if more than two (2) payments due of Tenant hereunder in any twelve (12) month period during the Term is not made until after notice of such late payment is received by Tenant, then it shall be a default hereunder by Tenant if any subsequent payment due of Tenant hereunder in the same twelve
(12) month period is not made within five (5) days after the date the same is due;

                  (iii) Tenant's default in the prompt and full performance of any other provision of this Lease and Tenant does not cure the default within thirty (30) days after written demand by Landlord that the default be cured (unless the default involves a condition dangerous to person or property, or which will become worse if no immediate action is taken to cure such default, in which event such default shall be cured forthwith upon Landlord's demand); provided, however, if Tenant has commenced efforts to cure the default during such period and diligently prosecutes such efforts to completion, Tenant shall have additional time (not to exceed ninety (90) days) to complete such cure as is reasonably necessary under the circumstances in question.

                  (iv) the levy, execution or attachment against assets of Tenant located in the Premises;

                  (v) Tenant's failure to take possession or occupancy of the Premises within eight (8) months following the Commencement Date; provided, however, Tenant may vacate all or a portion of the Premises during the Term provided it is not otherwise in default hereunder;

                  (vi) Tenant shall do or permit to be done anything that creates a lien upon the Premises or the Building and such lien is not removed or discharged (by bond or otherwise) within thirty (30) days after Tenant's actual notice;

                  (vii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of Paragraph 32 hereof within the time period provided for such return following Landlord's request for the same as provided in Paragraph 32, which failure is not cured within ten (10) business days after written notice of such failure is given by Landlord to Tenant;

                  (viii) if the Primary Letter of Credit is terminated and the proceeds therefrom are unavailable to Landlord.

         (b) Upon the occurrence of any default by Tenant as aforesaid, Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies:

                  (i) Landlord shall have the immediate right of reentry and may remove all property from the Premises to a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss, damage or damages which may be occasioned thereby;

                  (ii) Landlord may terminate this Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the expiration date of the Term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice;

                  (iii) Landlord may terminate this Lease as provided in subparagraph 16(b)(ii) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the then present value (calculated at the rate of twelve percent (12%) interest per annum) of the excess, if any, of (A) the Base Rental (including without limitation, increases in Base Rental pursuant to Paragraph 6 hereof), Additional Rent, and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the date hereinbefore set for the expiration of the full term hereby granted, over (B) the aggregate reasonable rental value of the Premises (less reasonable brokerage commissions, attorneys' fees and other costs relating to the reletting of the Premises) for the same period, all of which excess sum shall be deemed immediately due and payable;

                  (iv) Landlord may, without terminating this Lease, declare immediately due and payable all Base Rental, Additional Rent, and other rents and amounts due and coming due under this Lease for the entire remaining Term hereof, together with all other amounts previously due, at once (discounted to present value at the rate of eight percent (8%); provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said Term; upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Premises during the Term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the value of the amount paid by Tenant to Landlord pursuant to this clause (iv) less all costs, expenses and attorneys' fees of Landlord incurred in connection with the reletting of the Premises; or

                  (v) Landlord may, from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant's obligation to pay Base Rental, Additional Rent and all other amounts due under this Lease and perform all of the covenants, conditions and agreements to be performed by Tenant provided in this Lease, make such alterations and repairs as necessary to relet the Premises, and, after making such alterations and repairs, Landlord may relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term of this Lease) at such rental and upon such other terms and conditions as Landlord in its sole discretion may deem advisable or acceptable; upon each reletting, all rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees (attributable to the Term) and attorneys' fees, and of costs of such alterations and repairs; third, to the payment of the Base Rental, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied against payments of future Base Rental, Additional Rent or other charges as the same may become due and payable hereunder. In no event shall Tenant be entitled to any excess rental received by Landlord over and above charges that Tenant is obligated to pay hereunder, including Base Rental, Additional Rent and all other charges; if such rentals received from such reletting during any month are less than those to be paid during the month by Tenant hereunder, including Base Rental, Additional Rent and all other charges, Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly. Tenant shall also pay Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such reletting and in making any alterations and repairs which are not covered by the rentals received from such reletting; notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

                  (vi) Landlord may draw upon the Primary Letter of Credit and utilize the proceeds therefrom to reimburse itself for the unamortized (on a straight line basis using 84 months commencing with the Rental Commencement
Date) sums expended by Landlord in payment of the commissions pursuant to Paragraph 8 hereof, the Improvement Allowance pursuant to Exhibit "D" hereof (collectively, the "Commission/Improvement Allowance Reimbursement"), and any other damages incurred by Landlord hereunder for which Landlord is entitled to reimbursement from Tenant; provided, however, to the extent that Tenant pays Base Rental following Landlord's application of proceeds from the Primary Letter of Credit for a Commission/Improvement Allowance Reimbursement, provided Tenant cures any and all outstanding events of default hereunder and provides Landlord with a security deposit in an amount then required by Landlord, Landlord will provide Tenant a monthly credit against Base Rental paid by Tenant thereafter at the rate calculated by dividing the amount of the Commission/Improvement Allowance Reimbursement by the number of months of the initial Term following the date of the Commission/Improvement Allowance Reimbursement.

         (c) Landlord's reentry, demand for possession, notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of forcible detainer or ejectment or the entering of a judgment for possession in such action or any other act or acts resulting in the termination of Tenant's right to possession of the Premises shall not relieve Tenant from Tenant's obligation to pay all sums due hereunder, except as herein expressly provided. Landlord may collect and receive any Base Rental, Additional Rent or other charges due from Tenant, and the payment thereof shall not constitute a waiver of or affect any judgment obtained by Landlord.

         (d) If Landlord commences any proceedings for nonpayment of Base Rental, Additional Rent or other sums due hereunder, Tenant will not interpose any counterclaim of whatever nature or description which is not directly related to the Lease in any such proceeding. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant. Any action brought under or with respect to this Lease must be brought in a court located in Fulton County, Georgia, and having jurisdiction therein.

         (e) All sums past due from Tenant under this Lease shall bear interest at twelve percent (12%) per annum, but in no event in excess of the maximum lawful rate, from due date until paid in full.

         (f) All rights and remedies of Landlord created or otherwise existing at law are cumulative, and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise any other.

11.      LANDLORD'S SERVICES.

         (a) Landlord shall render certain services and supplies in accordance with and as described in this Paragraph 17, as follows:

                  (i) Landlord shall replace all ballasts and lightbulbs, as needed, in Building standard light fixtures within the Premises.

                  (ii) Landlord shall furnish electric current for Building standard tenant lighting and small business machinery only from electric circuits designated by Landlord for Tenant's use. Such circuits will be fed into one or more of the existing electrical panel(s) in the electrical closets located on each of the Building floors as the Premises. Tenant's usage of said panels on any given floor shall not exceed Tenant's pro rata share (based on rentable square footage) of the panels' capacity. Tenant will not use any electrical equipment which in Landlord's reasonable opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord's prior written consent in each instance, connect any items such as non-Building standard tenant lighting, vending equipment, printing or duplicating machines, computers (other than desktop word processors and personal computers), auxiliary air conditioners, and other computer-related equipment to the Building's electrical system, or make any alteration or addition to the system. If Tenant desires any such items, additional 208/120 volt electrical power beyond that supplied by Landlord as provided above, electric current in excess of 208/120 volts for purposes other than Building standard tenant lighting, or other special power requirements or circuits, then Tenant may request Landlord to provide such supplemental power or circuits to the Premises, which request Landlord may grant or withhold in its reasonable discretion. If Landlord furnishes such power or circuits, Tenant shall pay Landlord the cost of the design, installation and maintenance of the facilities required to provide such additional or special electric power or circuits and the cost of all electric current so provided at Landlord's cost for electric current plus an administrative charge of Thirty-Five and No/100 Dollars ($35.00) per month (the "Administrative Charge"). Landlord requires separate electrical metering of such supplemental electrical power or circuits to the Premises, and Tenant shall pay, on demand, the cost of the design, installation and maintenance of such metering facilities. Tenant shall not have access to any electrical closets in the Building; any electrical engineering design or contract work shall be performed at Tenant's expense by Landlord or an electrical engineer and/or electrical contractor (at Tenant's option) approved by Landlord. All invoices respecting the design, installation and maintenance of the facilities requested by Tenant shall be paid within thirty (30) days of Tenant's receipt thereof. Landlord's charge to Tenant for the cost of electric current so provided shall be billed monthly and paid as Additional Rent within thirty (30) days of receipt of invoice by Tenant.

                  (iii) Landlord shall furnish seasonable air conditioning and heating during normal business hours (8:00 A.M. to 6:00 P.M. Monday through Friday and 8:30 A.M. until 1:00 P.M. Saturday), said heat or air conditioning not being furnished Sunday or holidays observed by Landlord. Holidays which are observed by Landlord are New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the following Friday, and Christmas Day. Should Tenant desire either heating or air conditioning at other times,

Landlord agrees to provide same at its standard hourly charge (currently $11.72 per hour per floor) for after hours heating and air conditioning. If Tenant desires for Landlord to schedule the after hours services, Tenant shall provide Landlord notice at least one (1) business day in advance. In the alternative, Tenant may use the zone activation system for after hours heating or air conditioning, and the charge will be the same standard hourly charge. If Tenant installs equipment which in Landlord's opinion produces enough heat to cause comfort problems in the Building or any part thereof, or if Tenant desires a supplemental air conditioning system and Landlord has approved same, then Landlord may, at its option, either cause to be designed or permit Tenant to design a supplemental air conditioning system, subject to Landlord's approval, and Landlord shall install such system or Tenant shall cause such system to be installed by a contractor reasonably approved by Landlord, at Tenant's expense substantially in accordance with such design. If Tenant has requested such supplemental system, Tenant shall be responsible for determining that the design of such system is adequate for its needs. Tenant agrees to pay Landlord for such equipment, design, installation, metering and consumption of electricity for supplemental air conditioning and to maintain such equipment at Tenant's expense. Tenant shall also pay for the necessary pump and piping to connect the supplemental air conditioning equipment to the Building condenser water risers. So long as Tenant installs a closed loop system, Landlord will not impose a usage charge on Tenant. If the supplemental air conditioning (other than a closed loop system) is tapped into the Building condenser water loop, Tenant shall pay each calendar quarter in advance, as additional rent, a usage charge reasonably determined by Landlord based upon both the tonnage of the cooling equipment installed and Tenant's usage of base building systems. Such usage charge as determined by Landlord may be increased at any time and from time to time, provided, however, that in no event will such usage charge, as increased hereunder, ever be decreased. All systems and/or equipment installed, as provided hereinabove, shall become part and parcel with the Building and forever remain Landlord's property.

         (b) Landlord and Tenant agree that Tenant will have as a part of the Premises, a computer operations facility that will be separately metered and will operate on a 24 hour, 7 day a week schedule. The charges for such electrical consumption shall be calculated pursuant to subparagraph (d) below. The cost to Tenant for such consumption shall be 0.67 of the calculation of separately metered consumption. For example: if the monthly bill for the separately metered consumption is $700.00, then the Tenant's portion shall be $700.00 x 0.67 = $469.00.

         (c) If Tenant uses any of the services or electric current enumerated in this paragraph in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to charge Tenant as additional rent a reasonable sum as reimbursement for the direct cost of such added services. In the event of disagreement as to reasonableness of such charge, the opinion of the appropriate local utility company or local independent professional engineer shall prevail.

         (d) In the event that Tenant uses equipment which consumes electricity in excess of 6 watts per usable square foot or in the event Tenant consistently operates its business in a substantial portion of the Premises for hours in excess of hours specified in subparagraph (a) above, Landlord, at Tenant's expense, may separately meter the electrical consumption of the Premises or a substantial portion of the Premises. In such event, Tenant agrees to pay to Landlord Tenant's actual, metered utility cost promptly upon its receipt of an invoice from Landlord. If Landlord elects to meter the Premises and bill Tenant for electricity as indicated in the previous sentence, Tenant's Share of Operating Expenses for electricity shall include only electricity supplied for the common areas of Landlord's Property. Such payment by Tenant to Landlord shall be paid in the same manner and time as Base Rental in Paragraph 5 above.

         (e) Landlord shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use of any equipment in connection with the furnishing of services referred to in this

Paragraph, and particularly any interruption in services by any cause beyond the immediate control of Landlord, provided Landlord shall use reasonable diligence in the restoration of such services. Notwithstanding anything contained herein to the contrary, if any essential services (such as HVAC, passenger elevators if necessary for reasonable access, electricity, water), supplied by Landlord are interrupted, and the interruption does not result from the negligence or willful misconduct of Tenant, its employees, invitees, or agents, Tenant shall be entitled to an abatement of Base Rental and Additional Rent. The abatement shall begin on the fourth (4th) consecutive business day of the interruption or when Tenant stops using the Premises because of the interruption, whichever is later. The abatement shall end when the services are restored. Excluding the destruction of Premises covered by Paragraph 18 below, Tenant shall have the option to cancel the Lease if the interruption unreasonably and materially interferes with Tenant's use of or access to the Premises for at least one hundred twenty (120) consecutive days. To exercise this option Tenant must give Landlord notice of the cancellation within ten (10) days from the end of the one hundred twenty (120) day period. During any such interruption, Landlord shall use commercially reasonable efforts to restore the services.

12.      DESTRUCTION OF PREMISES.

         Should the Premises be so damaged by fire or other cause that rebuilding or repairs cannot, in the opinion of Landlord's architect, be completed within one hundred eighty (180) days from the date of the fire, or other cause of damage, then either Landlord or Tenant may terminate this Lease by written notice to the other given within thirty (30) days of the date of such damage or destruction, in which event rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred eighty (180) days, Landlord covenants and agrees, subject to the provisions of this Paragraph 18, to make such repairs with reasonable promptness and dispatch and to allow Tenant an abatement in the Base Rental and Additional Rent for such time as the Premises are untenantable or proportionately for such portion of the Premises as shall be untenantable, and Tenant covenants and agrees that the terms of this Lease shall not be otherwise affected. In the event thirty percent (30%) or more of the Premises is untenantable as a result of a fire or other cause, Tenant's rent shall be abated in its entirety for such time as thirty percent (30%) or more of the Premises are untenantable if Tenant vacates the entire Premises. In the event thirty percent (30%) or more of a floor of the Premises is untenantable as a result of a fire or other cause and it is not commercially practical to integrate the remainder of Tenant's business operation into the other portions of the Premises and if Tenant vacates the balance of said floor, Tenant's Rent shall be abated in its entirety with respect to that floor for such time as that floor of the Premises is untenantable. If Landlord shall not have actually commenced such repair or restoration within ninety (90) days of the date of such casualty or Landlord shall discontinue such repairs or restoration for any forty-five (45) consecutive day period after commencement, Tenant shall have the right to terminate. Such repairs and restoration relating to Tenant's initial leasehold improvements or improvements otherwise made by or for Tenant shall be made at Tenant's expense in accordance with plans and specifications approved by Landlord and Tenant. Repairs and restoration to base Building improvements required by this Lease to be furnished by Landlord at its expense (other than Tenant's initial leasehold improvements) shall be made at Landlord's expense. If Landlord fails to complete such restoration of the Building within one hundred eighty (180) days of the date of the casualty, Tenant may thereafter notify Landlord of its intention to cancel the Lease, and if Landlord fails to complete the restoration of the Building and Premises within thirty (30) days following Tenant's notice, this Lease may be terminated as of the date of the casualty upon notice from either party to the other. If such notice is not given, this Lease shall remain in full force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition substantially the same as existed prior to the casualty (evidenced by notice to Tenant certified by the architect of the Building that the Premises are substantially completed). In no event shall Landlord be required to repair or replace any trade fixtures, furniture, equipment or other property belonging to Tenant; nor shall Landlord have any obligation to incur any cost to repair, reconstruct or restore the Premises or the Building in excess of insurance proceeds from the casualty necessitating such work that are made available to Landlord, under its sole control, for such work, provided, however, Landlord's obligation to repair, reconstruct or restore the Premises shall not be excused if the insurance proceeds from the casualty necessitating such work are not available due to Landlord's failure to maintain the insurance coverages to be maintained by Landlord under Paragraph 20 hereof. Notwithstanding anything to the contrary contained in this Paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty occurs during the last twelve (12) months of the Term; in which event Tenant or Landlord shall have the right to terminate this Lease.

13.      CONDEMNATION OF PREMISES.

         (a) If any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, Landlord shall have the right, at its option, to terminate this Lease effective as of the date possession is taken by said authority (unless all of the Premises are so taken in which case this Lease shall terminate), and shall be entitled to any and all income, rent or award and any interest thereon whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, provided, however, Tenant shall be entitled to make a claim in any condemnation proceeding, action or ruling related to the Building for Tenant's moving expenses or the unamortized value of leasehold improvements in the Premises actually paid for by Tenant in the Premises. Tenant shall have no claim against Landlord for the value of any portion of the unexpired Term. If a part of the Premises shall be so taken or appropriated, and Landlord does not elect to terminate this Lease, the Base Rental thereafter to be paid shall be reduced by an amount bearing the same ratio to the total amount of Base Rental as the rentable area of the Premises so taken bears to the entire Premises.

         (b) If any part of the Building other than the Premises shall be so taken or appropriated, Landlord shall have the sole right, at its option, to terminate this Lease (provided Landlord terminates all leases in the Building) and shall be entitled to the entire award as above provided, and in such case Tenant shall likewise have no claim against Landlord for the value of any unexpired Term of this Lease.

         (c) Nothing hereinbefore contained shall be deemed to deny to Tenant its right to claim from the condemning authority compensation or damages for its trade fixtures and personal property, provided the condemning authority makes a separate award therefor.

14.      INSURANCE.

         (a) Tenant shall carry special form/all risk insurance insuring Tenant's interest in the improvements and betterments to the Premises, including initial improvements installed by Landlord, and any and all furniture, equipment, supplies and other property owned, leased, held or possessed by it and contained therein, in an amount equal to the full replacement cost thereof, plus business interruption insurance respecting Tenant's business conducted from the Premises. Tenant shall also procure and maintain throughout the Term a policy or policies of commercial general liability insurance, including contractual liability, insuring Tenant, Landlord, any manager of the Building, the asset manager of the Building (as their interests may appear), and any mortgagee which has an interest in or lien upon the Building, as additional insureds, against any and all liabilities for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, Tenant's use or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant or its agents, employees or licensees in the Premises, or other portions of the Building, Building site and adjacent parking areas in amounts not less than $5,000,000.00 with respect to any one casualty or occurrence and $1,000,000.00 with respect to property damage, including fire legal liability. In the event of a sublease or assignment, such subtenant or assignee's insurance coverage and insurance certificates (if otherwise in compliance with the Lease) will fulfill the Tenant's insurance obligations hereunder.

         Landlord shall carry special form/all risk insurance insuring Landlord's interest in the Premises in an amount equal to the full replacement cost thereof, plus business interruption/loss of rents insurance. Landlord shall also procure and maintain commercial general liability insurance for liability arising out of the Premises, excepting Tenant's use or occupancy, with limits of liability of not less than $5,000,000 with respect to any one casualty or occurrence and $1,000,000 with respect to property damage.

         (b) All insurance policies procured and maintained by Tenant and Landlord pursuant to this Paragraph 20 shall be carried with companies licensed to do business in the State of Georgia with a Best policyholder rating of not less than A-, and a Best financial size rating of not less than VIII, and shall be noncancelable and not subject to material change except after thirty (30) days written notice to the other party and any designees of Landlord or Tenant. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord or Tenant prior to the date that Tenant takes possession of the Premises, and renewals thereof as required shall be delivered to Landlord or Tenant at least thirty (30) days prior to the expiration of each respective policy term.

         (c) Tenant and Landlord shall have included in all policies of fire, extended coverage, business interruption and loss of rents insurance obtained by Tenant and Landlord hereunder, a waiver by the insurer of all right of subrogation against Landlord or Tenant in connection with any loss or damage thereby insured against. To the full extent permitted by law, Tenant and Landlord each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by Tenant or Landlord.

15.      INDEMNIFICATION AND HOLD HARMLESS.

         (a) Tenant hereby indemnifies and holds Landlord and its agents and employees, harmless from and against any injury, expense, damage, liability or claim, imposed on Landlord and its agents and employees, by any person related to Tenant, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or Park or of any other person related to Tenant in or about the Building, or administrative or criminal action by a governmental authority, to the extent that such injury, expense, damage, liability or claim results from the negligence, misconduct or breach of any provisions of this Lease by Tenant, the agents, servants, invitees or employees of Tenant. Tenant further agrees to reimburse Landlord and its agents and employees for any costs or expenses, including, but not limited to, court costs and reasonable attorneys' fees, which Landlord and its agents and employees actually incur in investigating, handling or litigating any such claim or any action by a governmental authority.

         (b) Landlord hereby indemnifies and holds Tenant and its agents and employees, harmless from and against any injury, expense, damage, liability or claim, imposed on Tenant and its agents and employees, by any person related to Landlord, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or Park or of any other person related to Landlord in or about the Building, or administrative or criminal action by a governmental authority, to the extent that such injury, expense, damage, liability or claim results from the negligence, misconduct or breach of any provisions of this Lease by Landlord, the agents, servants, invitees or employees of Landlord. Landlord further agrees to reimburse Tenant and its agents and employees for any costs or expenses, including, but not limited to, court costs and reasonable attorneys' fees, which Tenant and its agents and employees may actually incur in investigating, handling or litigating any such claim or any action by a governmental authority.

         (c) Tenant shall give notice to Landlord of any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

16.      USUFRUCT ONLY.

         This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale.

17.      WAIVER.

         The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Base Rental, Additional Rent or other sums due hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular payment so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver is in writing signed by Landlord or Tenant.

18.      ENTIRE AGREEMENT.

         This Lease sets forth all the covenants, promises, agreements, conditions and undertakings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or undertakings other than as herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by authorized representatives of each of them. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

19.      LANDLORD'S CONSENT.

         In every instance herein in which Landlord is called upon to give its consent, and the standards for granting such consent are not expressly set forth, such consent may be withheld for any reason or for no reason, or if granted, may be subject to those conditions which Landlord deems appropriate. No such consent shall be binding upon Landlord unless made expressly in writing signed by Landlord.

20.      NOTICES.

         (a) Every notice, demand or request hereunder shall be in writing and shall be deemed to have been properly given on the date delivered personally or by courier (including a nationally recognized overnight delivery service), with a signed receipt, or three (3) business days following deposit with the United States Postal Service (or any official successor thereto) designated certified mail, return receipt requested, bearing adequate postage and addressed as follows:

         If to Tenant:              WITNESS SYSTEMS, INC.
                                    300 Colonial Center Parkway, Suite 600
                                    Roswell, Georgia  30076
                                    ATTN:  Chief Financial Officer

         If to Landlord:            COLONIAL REALTY LIMITED PARTNERSHIP
                                    c/o Colonial Properties Services, Inc.
                                    300 Colonial Center Parkway, Suite 200
                                    Roswell, Georgia 30076
                                    ATTN:  Vice President

         Landlord's address
          for rental payments:      COLONIAL PROPERTIES LIMITED PARTNERSHIP
                                    P.O. Box 55379, Department No. 9406
                                    Birmingham, Alabama  35255

         The foregoing addresses may be changed by thirty (30) days prior written notice from time to time.

         (b) Tenant hereby appoints as his agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the President whose office shall be in the Premises at the time; and if such President is not present at the time of the attempted service, then such officer of Tenant in the Premises at such time. A copy of all notices under this Lease shall also be sent to Tenant's last address of which notice was given to Landlord in accordance with this Paragraph 26, if different from the Premises.

21.      TRANSFER OF TENANT.   [Intentionally Deleted].

22.      SUCCESSORS AND ASSIGNS; ATTORNMENT.

         The covenants, conditions and agreements herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its heirs, executors, administrators, successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord. Nothing contained in this Lease shall in any manner restrict Landlord's right to assign or encumber this Lease in its sole discretion. Should Landlord assign this Lease as provided for above, or should Landlord enter into a security deed or other mortgage affecting the Premises and should the holder of such deed or mortgage succeed to the interest of Landlord, Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Term hereof remaining after such succession, and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession so long as such successor assumes all of Landlord's obligations under this Lease (in writing) and evidence of such assignment is provided to Tenant. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then Tenant shall enter a "non-disturbance and attornment agreement," in a form reasonably satisfactory to Tenant, provided the same does not modify any of the provisions of this Lease and has no adverse effect upon Tenant's continued occupancy of the Premises.

23.      TIME IS OF THE ESSENCE.

         Time is of the essence with respect to the performance of each of the covenants and agreements of this Lease; provided, however, that failure of Landlord to provide Tenant with any notification regarding adjustments in Base Rental, Additional Rent, or any other charges provided for hereunder, within the time periods prescribed in this Lease shall not relieve Tenant of its obligation to make such payments, which payments shall be made by Tenant at such time as notice is subsequently given.

24.      CAPTIONS: GOVERNING LAW.

         The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

25.      SEVERABILITY.

         Landlord and Tenant intend and believe that each provision in this Lease is in accordance with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Lease is or are ultimately determined by a court of law to be in violation of any local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court shall declare such portion, provision or provisions of this Lease to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Landlord and Tenant that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Lease shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interests of Landlord and Tenant under the remainder of this Lease shall continue in full force and effect, unless the amount of Base Rental, Additional Rent or other charges payable hereunder is thereby decreased, in which event Landlord may terminate this Lease.

26.      SUBORDINATION; ESTOPPEL CERTIFICATES.

         Landlord represents and warrants to Tenant that, as of the date of this Lease neither the Premises nor the Building is encumbered by any mortgage, deed to secure debt or other security instrument. Tenant agrees that this Lease is and shall remain subject and subordinate to all future mortgages, deeds to secure debt or other security instruments, including all advances, amendments, modifications, renewals, consolidations and extensions thereof (the "SECURITY DEEDS") affecting the Building or the Premises; provided, however, that as a part of any such subordination, Landlord, Tenant and lender shall enter into a Subordination, Non-Disturbance and Attornment Agreement in substantially the form attached hereto as Exhibit "K", by this reference incorporated herein. In addition, Tenant shall, within ten (10) business days after written request, at any time and from time to time execute, acknowledge and deliver to Landlord a written statement addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Building or any portion thereof, certifying as follows: (i) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (ii) that to the best of its actual knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); (iii) that to the best of its actual knowledge there are no defenses or offsets against the enforcement of the Lease (or stating those claimed by Tenant); (iv) the date to which any rents and other charges have been paid in advance, if any; and (v) such other matters as Landlord or such mortgagee, assignee or purchaser may reasonably request. Any such certificate or statement shall, at Landlord's request, be in recordable form and be recorded in the public records, and may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate or statement is addressed. Tenant's failure to execute such certificate or statement within ten (10) business days after a subsequent written request by Landlord shall constitute an immediate default by Tenant hereunder, without the requirement of any further notice, grace period or cure period. Notwithstanding the foregoing, in the event Landlord encumbers the Building and/or Premises with a mortgage or deed to secure debt following the date hereof, Tenant's agreement to subordinate this Lease is subject to entering into a subordination, non-disturbance and attornment agreement with Landlord's lender utilizing the form of Subordination, Non-Disturbance and Attornment Agreement substantially in the form as attached hereto as Exhibit "K", provided, Landlord shall reimburse Tenant for one-half (1/2) of its reasonable and actual attorney fees associated with the negotiation of the subordination, non-disturbance and attornment agreement.

27.      ATTORNEYS' FEES.

         In any law suit or court action between Landlord and Tenant arising out of or under this Lease, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorneys' fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

28.      LIMITATION OF LIABILITY.

         Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building. The phrase "Landlord's interest in the Building" as used in this paragraph shall be an amount equal to Landlord's equity in the Building plus the net income derived from the Building. Neither Landlord nor any joint venturers of Landlord, nor any officer, director, partner, shareholder or agent of Landlord or any joint venturers of Landlord, shall have any personal liability whatsoever with respect to this Lease.

29.      RULES AND REGULATIONS.

         The rules and regulations (the "RULES AND REGULATIONS") attached as Exhibit "B" shall be and are hereby made a part of this Lease. Tenant, its employees and agents, will perform and abide by said Rules and Regulations, and any amendments or additions to said Rules and Regulations made from time to time by Landlord; provided such additions or amendments are reasonable, of the type customarily imposed for similar buildings, and do not have an adverse impact on Tenant's use or occupancy. Landlord hereby agrees to enforce any Rules and Regulations in a non-discriminatory way.

30.      PARKING.

         (a) Landlord shall make available for the Building at a location within the Park unassigned parking, on a non-exclusive basis, at a ratio of 4.5 spaces per 1,000 rentable square feet of the Premises within the Building. Tenant is allowed to have one (1) unreserved space for each 1,943 rentable square feet of the Premises (to include, however, three (3) reserved spaces, the location of which to be mutually determined by Landlord and Tenant) of its allocated parking spaces in the covered, reserved parking area. Such parking shall be provided without additional, out-of-pocket charge due from Tenant during the initial Term.

         (b) The number of parking spaces in the Building actually used by Tenant and its employees and guests may never at any time exceed the ratio of
4.5 parking spaces per 1,000 rentable square feet of the Premises. Landlord shall have the right to undertake any measures or promulgate and enforce any rules and regulations which Landlord deems necessary or appropriate to enforce this provision, including, by way of illustration but not limitation, restricting access to such parking spaces, or imposing parking fines against or towing the automobiles of violating parties.

31.      HAZARDOUS SUBSTANCES.

         (a) Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of in the Building or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use or production of such Hazardous Substances. For purposes of this Article 43, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

         (b) Landlord hereby agrees that it shall not cause any Hazardous Substances to be released, generated, placed, held, located, stored, used or disposed of in the Land, the Building, the Project or the Premises or any part thereof, in a manner or quantity prohibited by federal or State of Georgia laws or regulations at the time such materials are placed in the Building or in the Premises. Landlord further agrees that it shall contractually prohibit its contractors from installing, or requiring the installation of, in the Building or the Premises and Hazardous Substances in a manner or quantity prohibited by federal or State of Georgia laws or regulations. In the event, during the term of this Lease, (i) the Premises is determined to contain any Hazardous Substances in a manner or quantity prohibited by such federal or State or Georgia laws or regulations including any Hazardous Substances which were not in violation of such laws or regulations at the time they were placed in the Demised Premises, (ii) the federal government or the State of Georgia requires the removal or encapsulation of such Hazardous Substances during the term of this Lease, and (iii) such Hazardous Substances were not installed by Tenant or its agents, employees, contractors or suppliers, Landlord agrees that it shall, at its sole cost and expense, cause such remedial measures to be taken as are necessary either to remove or (if permitted by applicable law) encapsulate such Hazardous Substances, and that Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, demands, actions, causes of action or litigation brought by any governmental agency, private party, or other entity arising out of the conditions described in this paragraph and that the costs related to such action shall not be considered an Operating Expense.

         (c) Landlord represents and warrants that the Landlord's Property and its existing and, to its actual knowledge, prior uses and activities thereon, including but not limited to the use, maintenance and operation of the Premises and all activities and conduct of business related to it, have complied with all federal, state and local environmental laws, ordinances and regulations. The Landlord has never received, nor to the Landlord's actual knowledge has any prior owner or occupant ever received any notice or other communications concerning any alleged material violation of any environmental laws or regulations affecting the Landlord's Property. Landlord represents and warrants that there are no underground storage tanks on the Landlord's Property.

32.      FINANCIAL STATEMENTS.

         Upon Landlord's written request therefor, but not more often than once per fiscal quarter (for Tenant), Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant for its most recent fiscal quarter prepared in accordance with generally accepted accounting principles and certified to be true and correct by the chief financial officer of Tenant, which statement Landlord agrees to keep confidential and not use except in connection with proposed sale or loan transactions.

33.      JOINT AND SEVERAL LIABILITY.

         If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

34.      QUIET ENJOYMENT.

         So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

35.      TENANT TAXES.

         Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord.

36.      DAMAGE OR THEFT OF PERSONAL PROPERTY.

         All personal property brought into the Premises by Tenant, or Tenant's employees, agents, or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person, unless such theft or damage is attributable to a Landlord employee hired without utilizing prudent and commercially acceptable hiring practices. Landlord shall not at any time be liable for damage to any property in or upon the Premises, which results from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever.

37.      FORCE MAJEURE.

         In the event of strike, lockout, labor trouble, civil commotion, act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Premises as required herein and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

38.      HEADINGS.

         The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

39.      SUBMISSION OF LEASE.

         The submission of this Lease does not constitute an offer to lease and this Lease shall be effective only upon the due execution and delivery hereof by Landlord and Tenant.

40.      SPECIAL STIPULATIONS.

         If the special stipulations, if any, set forth in the special stipulations attachment to this Lease as Exhibit "E" conflict with any of the foregoing provisions, the special stipulations shall control. Such special stipulations are expressly incorporated herein by this reference. Exhibits referenced in this Lease are a part of the Lease.


         IN WITNESS WHEREOF, the parties hereto have herein set their hands and seals, the day and year set forth below, effective as of the date first above written.


                                            TENANT:


Signed, Sealed and delivered                WITNESS SYSTEMS, INC.
in the presence of:

                                            By: /s/ DAVID B. GOULD
                                               --------------------------------
/s/ Gerald P. Lambert                       Name: David B. Gould
--------------------------------                ------------------------------
Witness                                     Title: CEO
                                                  -----------------------------



                                            Attest: /s/ JON W. EZRINE
                                                   ----------------------------
                                            Name:  Jon W. Ezrine
                                                 ------------------------------
                                            Title: Secretary & CFO
                                                  -----------------------------


                                                    (CORPORATE SEAL)

                                                    Date Executed: July 28, 2000
                                                                  --------------

                                           LANDLORD:

                                           COLONIAL REALTY LIMITED PARTNERSHIP,
                                           a Delaware limited partnership


Signed, Sealed and delivered               By: Colonial Properties Trust
in the presence of:                        Its:  General Partner

/s/ GLENN ASPINWALL
-------------------------------            By:/s/ ROBERT JACKSON
Witness                                       ----------------------------------
                                              Title: EVP
                                                    ----------------------------


                                                    Date Executed: July 28, 2000
                                                                  --------------

                                 EXHIBIT "A" PARK
                                   (SITE PLAN)


The Park is currently comprised of the properties with buildings located thereon owned by Landlord (or its related entities) located at the following addresses:


1.       10 Mansell Court East
2.       20 Mansell Court East
3.       100 Mansell Court East
4.       200 Mansell Court East
5.       30 Mansell Court
6.       50 Mansell Court
7.       70 Mansell Court
8.       300 Colonial Center Parkway
9.       1055 Mansell Road and 1035 Mansell Road commonly known as "Shoppes at
         Mansell"


         Landlord anticipates that the following properties will be added to the Park within the initial Term:

         400/500/600 Colonial Center Parkway

                                  EXHIBIT "A-1"

                                    PREMISES

                        EXHIBIT "B" RULES AND REGULATIONS


1. Sidewalks and public portions of the Building excluding the Patio, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, such consent not to be unreasonably withheld. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls. Signs on entrance door or doors shall conform to Building standard signs. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed by sign makers approved by Landlord. Landlord may, if Tenant violates this provision, remove same without any liability, and any expense incurred in such removal shall be payable by Tenant.

4. Water closets and other plumbing fixtures shall be used in a proper and safe manner. No sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by, through or under Tenant shall be borne by Tenant.

5. Tenant shall not deface the Premises or Building. Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is used, an interlining of builders deadening felt shall be first affixed to the floor by a paste or other material, soluble in water. The use of cement or other similar adhesive material for such purpose is prohibited.

6. No bicycles, vehicles or animals (except seeing eye dogs) shall be brought into or kept in or about the Premises, however, Landlord will provide a bicycle rack on Landlord's Property at a location to be determined by Landlord. No cooking shall be done or permitted by Tenant on the Premises except in conformity with law and then only in the kitchen, if any, as set forth in Tenant's layout, which is to be used by Tenant's employees and guests. Landlord must approve the routing of the ventilation system for the kitchen, which approval will not unreasonably withheld. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

7. No portion of the Premises, Building or Park shall be used for industrial manufacturing or retail sale of merchandise, goods or property.

8. Tenant shall not make, or permit to be made, any disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them.

9. Neither Tenant, nor any of Tenant's agents, employees, contractors, licensees or invitees, shall at any time put up or operate fans or electrical heaters or bring or keep upon the Premises inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices. No offensive gases or liquids will be permitted.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord such approval not to be unreasonably withheld and unless and until a duplicate key is delivered to Landlord; provided, however, Tenant may restrict Landlord's access to its laboratory or other security sensitive areas reasonably designated by Tenant. Tenant shall, upon termination of its tenancy, return to Landlord all keys of offices and any other area of the Premises, either furnished to or otherwise procured by Tenant. Tenant shall pay to Landlord the cost of any replacement keys, and Tenants shall not, under any circumstances, have any duplicate keys made.

11. All moves in or out of the Premises, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place during the hours which Landlord determines for such activity from time to time. Only the Building freight elevator shall be used for such purposes. Tenant will ensure that movers take necessary measures required by Landlord to protect the Building (e.g., windows, carpets, walls, doors and elevator cabs) from damage. Landlord reserves the right to inspect the exterior of all freight to be brought into the Building and to exclude from the Building all freight which violates these Rules or the Lease.

12. Tenant shall not place any furniture, accessories or other materials on any patios located within or adjacent to the Premises without having obtained Landlord's express written approval, such approval not to be unreasonably withheld, thereof in each instance.

13. Landlord shall have the right to prohibit advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices. Upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

14. Landlord reserves the right to exclude from the Building at all times other than business hours all persons who do not present a pass to the Building signed by Tenant. Tenant shall be responsible for all persons to whom it issues such a pass and shall be liable to Landlord for all acts of such persons.

15.      The Premises shall not be used for lodging or sleeping.

16. Landlord shall respond to Tenant service requests only after notice (which may be oral) to management office for the Building.

17. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

18. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks, mail carts or mail bags shall be used in passenger elevators.

19. All paneling or other wood products not considered furniture shall be of fire retardant materials. Before installation of such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord, in a manner satisfactory to Landlord.

20. Landlord shall not be responsible to Tenant for any loss of property from the Premises, or for any damage done to furniture or other effects of Tenant by the janitor or any of its employees.

21. No sunscreen or other films shall be applied to the interior surface of any window glass. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole, and when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order at Tenant's expense under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair.

22.      Landlord will post on the Building directories Tenant's name plus five
         (5) subsidiaries at no charge to Tenant. All additional names which Tenant shall desire put upon said directories must be first consented to by Landlord, and if so approved, a charge to Tenant will be made for each additional listing as prescribed by Landlord to be paid to Landlord by Tenant.

23. In no event shall any vending machines be visible from the exterior of the Premises.

24. Parking facilities for the Building, if any, shall be used by vehicles that may occupy a standard parking area only. The use of such parking facilities shall be limited to normal business parking and shall not be used for overnight parking.

25. Smoking shall only be permitted in such areas as Landlord may from time to time designate, and on Tenant's patio adjacent to the Premises. Landlord shall have the right, but not the obligation, to designate an area or areas inside or outside buildings in the Park as "Designated Smoking Areas." Landlord shall have the right to change and or limit such Designated Smoking Areas and to enact future rules and regulations concerning smoking in such Designated Smoking Areas, including the right in Landlord's discretion, to prohibit smoking in the Designated Smoking Areas or the right to refuse to designate Designated Smoking Areas. Tenant agrees to comply in all respects with Landlord's prohibition and regulation of smoking and to enforce compliance against its employees, agents, invitees and other persons under the control and supervision of Tenant on Premises or the Park. Any violation of this provision shall entitle Landlord to assess a monetary fine against Tenant for each violation of this Rule in the amount of $25.00 for the first violation, $50.00 for the second violation, and $100.00 for each subsequent violation. For purposes hereof, "smoking" means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or other smoking equipment or device in any manner or form.

26. Landlord reserves the right to modify or delete any of the foregoing Rules and to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises and Property, and for the preservation of good order therein as provided in Section 35 of the Lease.

                          EXHIBIT "C" OPERATING EXPENSES

         "Operating Expenses" shall mean the operating costs and expenses attributable to Landlord's Property, as hereinafter defined, and delineated as follows:

         1. Costs and expenses paid or incurred by Landlord for the maintenance and repair of the Building, its grounds, and parking areas and facilities (as reflected on Exhibit A-2 and hereinafter called "LANDLORD'S PROPERTY") and the personal property used in connection therewith, including but not limited to (i) the heating, ventilating and air-conditioning equipment, (ii) plumbing, electrical and mechanical systems and equipment, (iii) light bulbs and broken glass, including replacement thereof, (iv) all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of Landlord's Property, and (v) elevators and escalators;

         2. Cost of all maintenance and service agreements for Landlord's Property and the equipment therein, including, but not limited to, security service, window cleaning, elevator maintenance, HVAC maintenance, landscaping maintenance and customary landscaping replacement;

         3. Cost of all janitorial service to the common areas of Landlord's Property.

         4. Utility costs and expenses including, but not limited to, those for electricity, gas, steam, other fuels and forms of power or energy, water charges, sewer and waste disposal, heating and air conditioning;

         5. Costs and expenses of redecorating, painting and carpeting the common areas; provided such expenses are amortized over their useful life on a straight-line basis;

         6. Costs of all repairs, alterations, additions, changes, replacements and other items required by any law or governmental regulation, or by any insurance carrier, imposed or arising out of an interpretation made or issued after the date of this Lease, regardless of whether such costs, when incurred, are classified as capital expenditures, provided that such costs will be amortized by Landlord over their useful life;

         7. Costs of wages and salaries of all persons engaged in the operation, maintenance, repair and security of Landlord's Property, but in no event any officers above the level of market officer, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, costs of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expense, costs of uniforms, and all other costs or expenses that Landlord pays to or on behalf of employees engaged in the operation, maintenance, repair and security of Landlord's Property; provided, however, (a) if an employee of Landlord works on several buildings within the area, including the Building, the costs and expenses incurred in connection with such employee shall be allocated among such buildings by Landlord in accordance with reasonable and consistent criteria, and (b) no more than five percent (5%) of the market officer's salary shall be allocated to the Building.

         8. Legal and accounting expenses incurred by Landlord in connection with the management, maintenance, operation and repair of Landlord's property, including, but not limited to, such expenses as relate to seeking or obtaining reductions in and/or refunds of real estate taxes;

         9. Amortization over its useful life on a straight-line basis in accordance with generally accepted accounting principles, with interest, of capital expenditures for capital improvements made by Landlord after completion of the Building where such capital improvements are for the purpose of reducing Operating Expenses, promoting safety, or complying with governmental requirements; provided, however, as long as Tenant leases at least fifty-one percent (51%) of the rentable floor area in the Building, Tenant shall be permitted to approve any capital expenditure made for the purpose of reducing operating expenses in the Building which approval shall not be unreasonably withheld and, when given, shall be approved by the chief financial officer of Tenant;

         10. Landlord's insurance costs and expenses for all types of insurance carried by Landlord applicable to Landlord's Property;

         11.      Security service costs and expenses;

         12. Management fees not to exceed four percent (4%) of rents collected by Landlord from tenants in the Building;

         13. Taxes, which shall mean (i) personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with Landlord's Property for the operation thereof, and (ii) real estate taxes, assessments, community improvement district taxes and fees, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes) which may now or hereafter be levied or assessed against Landlord's Property, or the rents derived from Landlord's Property (in case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in Operating Expenses for that year), provided however, in no event shall Tenant's Share of Operating Expenses include an amount exceeding the least of (a) Tenant's Share of, (b) one-half (1/2) of or (c) one and one-half (1.5) mils of any future community improvement district tax which may apply to Landlord's Property;

         14. The Building's pro rata share of expenses (excluding late payment penalties) incurred for the operation and maintenance of, and taxes and assessments assessed against, the common areas of Landlord's Property and the Park, or any portion thereof; provided, however, such expenses shall not include, for the purposes of this Lease, the cost of any initial capital improvements for Landlord's Property or the Park;

         15. Such other expenses paid by Landlord, from time to time, in connection with the operation and maintenance of Landlord's Property as would be expected to be paid by a reasonable and prudent operator and manager of a building and site comparable to Landlord's Property;

         16. The cost of conducting air quality audits for the benefit of the entire Building, and any reasonable costs incurred arising out of or in connection with any recommendations made in any such audits;

         17. The reasonable cost of operating the management office for the Building (and if such management office also serves any other building, such costs shall be allocated among such buildings on a per square foot basis), including the cost of office supplies, bulletins or newsletters distributed to tenants, postage, telephone expenses, maintenance and repair of office equipment, non-capital investment equipment, amortization (and reasonable financing charges) of the cost of capital investment equipment, and rent; and

         18. The cost of any service trucks or carts operated for the benefit of users of the Park.

         Tenant acknowledges that the Building is part of a development, which will or may include other improvements and that certain of the cost of management, operation and maintenance of the development shall, from time to time, be allocated among and shared by two (2) or more of the improvements in the development (including the Building). The determination of such cost and their allocation shall be made by Landlord in its reasonable discretion. Accordingly, the term "Operating Expenses" as used in this Lease shall, from time to time, include some cost, expenses and taxes enumerated above which were incurred with respect to other improvements in the development but which were allocated to and shared by the Building in accordance with the foregoing. Notwithstanding the foregoing, Tenant understands and agrees that its right to use other portions of the development of which the Building is a part are those available to the general public and that this Lease does not grant Tenant additional rights of use.

         Notwithstanding anything to the contrary set forth above, the following costs shall be excluded from the definition of Operating Expenses:

         1. Costs of repair or replacement, in excess of commercially reasonable deductibles, incurred by reason of fire, other casualty that is covered or should have been covered by insurance had Landlord complied with the insurance requirement imposed upon it under the terms of this Lease, or exercise of the right of eminent domain.

         2. Leasing commissions, advertising and other promotional costs and expenses, attorneys' fees, costs and disbursements and other expenses incurred in negotiating or executing Leases or in resolving disputes with other Tenants, other occupants, or other prospective Tenants or occupants of the Building or any portion thereof, collecting rents or otherwise enforcing Leases of other Tenants of the Building or any portion thereof.

         3. Costs and expenses of special services rendered to particular Tenants of the Building or any portion thereof or that exclusively benefit another Tenant or Tenants of the Building or any portion thereof, including, without limitation, costs of Tenant installations, decorating expenses, redecorating expenses or constructing improvements or alterations to any Tenant space, and the cost of any janitorial cleaning service or security services provided to other Tenants which exceed the standard of that provided to Tenant.

         4. Costs of electrical energy furnished and metered directly to Tenants of the Building or any portion thereof or for which Landlord is reimbursed by Tenants as additional rental over and above any such Tenant's base rental or pass-through of operating costs.

         5. Except for the amortization of the cost of capital investment items permitted by Paragraph 8 above, Operating Expenses shall include no cost or expenditure that would be classified as a capital expense under generally accepted accounting principles consistently applied. All such capital expenditures shall be amortized over the useful life of the capital improvement (as determined in accordance with generally accepted accounting principles consistently applied), but in no event to extend beyond the reasonable life of the Building.

         6.       Depreciation.

         7. Costs and expenses incurred by Landlord for which Landlord is actually reimbursed by parties other than Tenants of the Building, including, without limitation, insurance proceeds.

         8. Costs and expenses attributable to the correction of any construction defects in the initial construction of the building or the construction of any additions to the Building.

         9. Finance and debt service costs for the Building or any portion thereof and rental under any ground or underlying Lease or Leases for the Building or any portion thereof.

         10. Landlord's general overhead except as it directly relates to the operation, management, maintenance, repair and security of the Building.

         11. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord unless any income generated from such concessions is used to reduce Operating Expenses.

         12. Costs and expenses for items and services for which Tenant reimburses Landlord or pays third persons, to the extent of such reimbursement or payment.

         13. Costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority, other than any such cost, fine or penalty (not otherwise paid by Tenant) incurred due to any violation caused by any act or omission of Landlord, its employees or agents.

         14. Costs in excess of $2,000.00 annually for purchasing sculptures, paintings, wall hangings or other objects of art; provided that any costs of cleaning, maintenance or restoration of such artworks up to a maximum of $500.00 per calendar year may be included in Operating Expenses.

         15. Costs and expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature.

         16. Costs and expenses associated with the testing for, handling, remediating, or abating asbestos or other hazardous materials or electromagnetic fields, or to remove cholor-flouro carbons ("CFCS") or to purchase environmental insurance or to accomplish other future retro-fitting driven by as-yet unknown future environmental concerns, provided however, this exclusion to Operating Expenses shall not prohibit Landlord from including in Operating Expenses future retro-fitting required by a change to the Environmental Laws following the execution of this Lease.

         17. Any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord.

         18. Any costs (excluding management fees) representing any amount paid for services and materials (including overhead and profit increments) to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm or corporation.

         19. The cost of overtime or other expenses to Landlord in curing any Landlord default.

         20. Repairs, alterations, and general maintenance paid by proceeds of insurance and repairs necessitated by violations of law in effect as of the date of the Lease.

         21. Costs and expenses associated with any health, athletic or recreational club (a) except to the extent prorated over the buildings within the Park, (b) unless any income generated from such facilities is used to reduce Operating Expenses.

         22. Taxes which are not properly allocable to the site on which the Building is located; without limiting the generality of the foregoing, taxes which are properly allocable to the remainder of the Project or to undeveloped land shall be excluded from Operating Expenses.

         23. Any expenses, costs or accruals related to portions of the Project other than the Building, except to the extent such expenses, costs or accruals are properly allocated to the Building.

         24.      Charitable contributions of Landlord.

         25. Any "finders' fees," brokerage commissions, job placement costs, or job advertising cost.

         26. Any "above-standard" cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific Tenant requirements in excess of service provided to Tenant.

         27. The cost of any magazine, newspaper, trade or other subscriptions.

         28. The cost of any training (not to exceed $2,000.00 annually) or incentive programs, other than for Tenant life safety information services.

         29. The cost of any "Tenant relations" parties, events or promotion not consented to by an authorized representative of Tenant in writing;

         30.      "In-house" legal fees;

         31. Reserves for bad debts or for future improvements, repairs, additions, etc.

         32. The cost of operating and maintaining any portion of the parking facilities for which Landlord charges for parking unless the income (in excess of expenses) attributable to such portion of the facilities is used to reduce Operating Expenses.

         33. Any costs or expenses incurred in compliance with new or revised federal or state laws or municipal ordinances, or codes or regulations promulgated under any of the same, requiring modification only to tenant spaces in the Building (i.e., not common areas), including the Premises.

         34. If any taxes paid by Landlord and previously included in Operating Expenses are refunded and not required to be repaid, Landlord shall promptly pay Tenant an amount equal to the amount of such refund (less the reasonable expenses incurred by Landlord in obtaining such refund) multiplied by Tenant's Share in effect for the period to which such refund relates, provided however, the refund will not exceed the tax increment of Expense Stop which as of the date hereof is $1.655.

         35. Any amounts payable by Landlord by way of indemnity or for damages or which constitutes a fine or penalty, including interest or penalties for any late payment.

         36. Repairs, alterations and general maintenance necessitated by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.

         37. Costs attributable to those portions of Landlord's office in the Building which do not pertain to the management of the Building or the Park.

                            EXHIBIT "D" WORK AGREEMENT


1. THE WORK. Under the Lease, Tenant has agreed to accept the Premises "as is", without any obligations for the performance of improvements or other work by Landlord, and Tenant desires to perform certain improvements thereto (the "Work"). Such Work shall be in accordance with the provisions of this Work Agreement, and to the extent not expressly inconsistent herewith, in accordance with the provisions of the Lease, including without limitation, Paragraph 13 thereof. Performance of the Work shall not serve to abate or extend the time for the commencement of Rent under the Lease, except to the extent Landlord delays approvals beyond the times permitted below.

2. COST OF THE WORK. Except as provided hereinafter, Tenant shall pay all costs (the "Costs of Work") associated with the Work whatsoever, including without limitation, all permits, inspection fees, fees of space planners, architects, engineers, and contractors, utility connections, the cost of labor and materials, bonds, insurance, and any structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Work.

         Of the Costs of the Work, Landlord shall reimburse Tenant in the amount of $26.00 per square foot of rentable area of the Premises (the "Improvement Allowance"). Landlord shall fund the Improvement Allowance in installments, not more frequently than monthly, based on applications (as approved by Tenant's architect) for payment and releases of lien rights, submitted by Tenant on an AIA standard form for use by contractors requesting progress payments, together with such lien releases and affidavits of payments by Tenant's general contractor and subcontractors contemplated therein, and such other documentation as Landlord may reasonably require. Within fifteen (15) Working Days following Landlord's receipt of the aforedescibed application for payment and all affidavits, lien releases and other documentation required by this paragraph, Landlord will pay Tenant the amount of the installment of the Improvement Allowance requested.

         Any unused allowance may be used by Tenant for voice data cabling, raised floor and other items related to the Premises (including moving expenses) or as a credit to Base Rental as it becomes due pursuant to Paragraph 5(a) hereof. Tenant will pay Landlord a one percent (1%) construction coordination fee based on the actual construction costs.

         Additionally, Landlord shall provide Tenant an above building standard tenant improvement allowance in the amount of up to $12.00 per rentable square foot of the Premises. The above standard tenant improvement allowance shall be amortized over the Term at a rate of twelve percent (12%) and shall be paid to Landlord monthly as Additional Rent. Prior to disbursement of the above standard tenant improvement allowance to Tenant, Tenant shall deliver to Landlord a letter of credit in the amount of the above standard tenant improvement allowance from a national bank acceptable to Landlord in the form attached hereto as Exhibit "G" (the "Additional Letter of Credit"). For each month of the Term beginning with the third (3rd) month, provided no event of default has occurred hereunder, Landlord will permit the amount of the Additional Letter of Credit to reduce in equal increments per month (relative to eighty-four (84) months) of the term beginning with the third (3rd) month of the Term. Landlord and Tenant agree to include in the Supplemental Agreement confirmation of the exact amount of the above building standard Tenant Improvement Allowance, the amount to be repaid monthly as Additional Rent and the amounts by which the Additional Letter of Credit will reduce with the passage of time in accordance with this paragraph.

         Landlord shall be entitled to draw upon the Additional Letter of Credit in accordance with the terms set forth in Paragraph 5(c) of the Lease for the Primary Letter of Credit.

3.       SPACE PLAN AND SPECIFICATIONS.

         (a) No later than ten (10) days after the date of this Work Agreement set forth above, Tenant shall submit two (2) sets of a "Space Plan" (as described in Section 15) to Landlord for approval.

         (b)      Landlord shall, within five (5) Working Days (as described in
Section 15) after receipt thereof, either approve said Space Plan, or disapprove the same advising Tenant of the reasons for such disapproval in specific detail. Any delay by Landlord in advising Tenant of its approval or disapproval shall entitle Tenant to the same rent abatement as provided in Paragraph 3 of the Lease. In the event Landlord disapproves said Space Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, and shall submit two sets of the revised Space Plan to Landlord as soon as reasonably practical after receipt of Landlord's initial disapproval. This process shall continue until Landlord has approved the Space Plan, but once the Space Plan has been resubmitted to Landlord, Landlord shall confine Landlord's comments thereupon only to the changes and additions/clarifications, if applicable, made by architect or changes requested by Landlord to the prior submission of Space Plan.

4.       WORKING DRAWINGS AND ENGINEERING REPORT.

         (a) No later than fifteen (15) Working Days after receipt of Landlord's approval of the Space Plan, Tenant shall submit to Landlord for approval two (2) sets of "Working Drawings" (as defined in Section 15), and a report (the "Engineering Report") from Tenant's mechanical, structural and electrical engineers indicating any special heating, cooling, ventilation, electrical, heavy load or other special or unusual requirements of Tenant.

         (b) Landlord shall, within five (5) Working Days after receipt thereof, either approve the Working Drawings and Engineering Report, or disapprove the same specifically advising Tenant of the reasons for disapproval. Any delay by Landlord in advising Tenant of its approval or disapproval shall entitle Tenant to the same rent abatement as provided in Paragraph 3 of the Lease. If Landlord disapproves of the Working Drawings or Engineering Report, Tenant shall modify and submit revised Working Drawings, and a revised Engineering Report, taking into account the reasons given by Landlord for disapproval, as soon as reasonably practical after receipt of Landlord's initial disapproval. This process shall continue until Landlord has approved the Working Drawings and Engineering Report, but once the Working Drawings and Engineering Report have been resubmitted to Landlord, Landlord shall confine Landlord's comments thereupon only to the changes and additions/clarifications, if applicable, made by architect or changes requested by Landlord to the prior submission of Working Drawings and Engineering Report.

5. LANDLORD'S APPROVAL. Landlord shall not unreasonably withhold approval of any Space Plans, Working Drawings, or Engineering Report submitted hereunder if they provide for a customary office layout, with finishes and materials generally conforming to building standard finishes and materials currently being used by Landlord at the Building, are compatible with the Building's shell and core construction, and if no material modifications will be required for the Building's electrical, heating, air conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Building, whether required by heavy loads or otherwise. Landlord will not object to Tenant's use of a ceiling grid without ceiling tiles or Building standard lighting fixtures.

6. SPACE PLANNERS, ARCHITECTS, ENGINEERS, AND CONTRACTORS. The Space Plan, Working Drawings, Engineering Report and the Work, shall be prepared by Godwin & Associates and performed by Holder Construction Company, who will work in harmony with each other and those of Landlord so as to ensure proper maintenance of good labor relationships, and in compliance with all applicable labor agreements existing between trade unions and the relevant chapter of the Association of General Contractors of America.

7. CHANGE ORDERS. No material changes, modifications, alterations or additions to the approved Space Plan or Working Drawings may be made without the prior written consent of the Landlord after written request therefor by Tenant. Landlord will approve (or disapprove with detailed explanation) any change order submitted in writing by Tenant within two (2) Working Days following receipt. Any delay by Landlord in advising Tenant of its approval or disapproval shall entitle Tenant to the same rent abatement as provided in Paragraph 3 of the Lease. For the purpose of this Paragraph, the term "material" shall mean any change with an associated cost in excess of $5,000.00. In the event that the Premises are not constructed in accordance with said approved Space Plan and Working Drawings, then Tenant shall not be permitted to occupy the Premises until the Premises reasonably comply in all respects with said approved Space Plan and Working Drawings; in such case, the rental shall nevertheless commence to accrue and be payable as otherwise provided in the Lease.

8.       COMPLIANCE. The Work shall comply in all respects with the following:
(a) the Building Code of the City and State in which the Building is located and State, County, City or other laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other such person, (b) applicable standards of the National Board of Fire Underwriters and National Electrical Code, and (c) building material manufacturer's specifications. Landlord represents and warrants that as of the date hereof, the Premises and the Building comply in all respects with (a), (b) and (c) of the previous sentence, provided however Landlord's representation and warranty does not include the Work.

9. GUARANTEES. Each contractor, subcontractor and supplier participating in the Work shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Every such contractor, subcontractor, and supplier shall be responsible for the replacement of repair, without additional charge, of all work done or furnished in accordance with its contract which shall become defective within one (1) year after completion thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Work, and/or Landlord's Property and/or common areas, or work, which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Work shall be contained in the contract or subcontract which shall be written such that said warranties or guarantees shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give Landlord any assignment or other assurances necessary to affect such right of direct enforcement. Copies of all contracts and subcontracts shall be furnished to Landlord promptly after the same are entered.

10.      PERFORMANCE.

         (a) The Work shall be commenced as soon as reasonably practical after Landlord approves the Working Drawings, and shall thereafter be diligently prosecuted to completion, subject to delays for reasons beyond Tenant's control (except financial matters). All Work shall conform with the Working Drawings approved by Landlord in writing, and Landlord may periodically inspect the Work for such compliance. the Work shall be coordinated under Tenant's direction with the work being done or to be performed for or by other tenants in Landlord's Property so that the Work will not interfere with or delay the completion of any other construction work in Landlord's Property. Tenant shall include Landlord in all construction meetings held as part of the Work.

         (b) The Work shall be performed in a thoroughly safe, first-class and workmanlike manner in conformity with the approved Space Plan and Working Drawings, and shall be in good and usable condition at the date of completion.

         (c) Tenant shall be required to obtain and pay for all necessary permits and/or fees with respect to the Work, and the same shall be shown to Landlord prior to commencement of the Work.

         (d) Each contractor and subcontractor shall be required to obtain written approval from Landlord for any space outside the Premises within Landlord's Property, which such contractor or subcontractor desires to use for storage, handling, and moving of his materials and equipment.

         (e) The contractors and subcontractors shall be required to remove from the Premises and dispose of, at least once a week and more frequently as Landlord may direct, all debris and rubbish caused by or resulting from the construction. Upon completion of the Work, the contractors and subcontractors shall remove all surplus materials, debris and rubbish of whatever kind remaining within Landlord's Property, which has been brought in or created by the contractors and subcontractors in the performance of the Work. If any contractor shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporarily structures within two (2) days after written notice to Tenant from Landlord with respect thereto, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient, and charge the cost thereof to Tenant as additional Rent under the Lease.

         (f) Tenant shall obtain and furnish Landlord all approvals with respect to electrical, water and telephone work as may be required by the respective company supplying the service. Tenant shall obtain utility service, including meter, from the utility company supplying service, unless Landlord elects to supply service and/or meters.

         (g) Landlord shall have the right to require Tenant to furnish bonds or other security in form and amount reasonably satisfactory to Landlord for the prompt and faithful performance and payment for the Work.

         (h) Landlord's acceptance of the Work as being complete in accordance with the approved Space Plan and Working Drawings shall be subject to Landlord's inspection and written approval. Tenant shall give Landlord five (5) days prior written notification of the anticipated completion date of the Work.

         (i) If contemplated or permitted under the statutes of the State in which Landlord's Property is located, within ten (10) days after completion of construction of the Work, Tenant shall execute and file a Notice of Completion with respect thereto and furnish a copy thereof to Landlord upon recordation, failing which, Landlord itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose.

         (j) Tenant shall, at its cost and expense construct, purchase, install and perform any and all items of the Work and employ its personnel so as to obtain any governmentally required certificate of occupancy.

         (k) If an expansion joint occurs within the Premises, Tenant shall install finish floor covering to or covering such joint in a workmanlike manner, and Landlord shall not accept responsibility for any finish floor covering applied to or installed over the expansion joint.

         (l) Copies of "as built" drawings shall be provided to Landlord no later than thirty (30) days after completion of the Work.

         (m) Landlord's approval of Tenant's plans and specifications, and Landlord's recommendations or approvals concerning contractors, subcontractors, space planners, engineers or architects, shall not be deemed a warranty as to the quality or adequacy of the Work, or the design thereof, or its compliance with Laws, codes and other legal requirements.

         (n) Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Property. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, its employees, agents, contractors, subcontractors or suppliers, in or about the Premises or Property, Tenant shall immediately close the Premises and remove or cause to be removed all such employees, agents, contractors, subcontractors and suppliers until the dispute has been settled.

         (o) Landlord shall not be responsible for any disturbance or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within Landlord's Property or Premises as a result of the Work unless caused by Landlord's negligence or willful misconduct. If such disturbances or deficiencies result, Tenant shall correct the same and restore the services to Landlord's reasonable satisfaction, within a reasonable time.

         (p) If performance of the Work shall require that additional services or facilities (including without limitation, extra or after hours elevator usage or cleaning services) be provided, Tenant shall pay Landlord's reasonable charges therefor.

         (q) Tenant's contractors shall comply with the rules of Landlord's Property and Landlord's requirements respecting the hours of availability of elevators and manner of handling materials, equipment and debris. Delivery of materials, equipment and removal of debris must be arranged to avoid any inconvenience or annoyance to other occupants. The Work and all cleaning in the Premises must be controlled to prevent dirt, dust or other matter from infiltrating into adjacent tenant or mechanical areas.

         (r) Landlord may impose reasonable additional requirements from time to time in order to ensure that the Work, and the construction thereof does not disturb or interfere with any other tenants of Landlord's Property, or their visitors, contractors or agents, nor interfere with the efficient, safe and secure operation of Landlord's Property.

         (s) If the Work includes (and Landlord approves) a new stairwell to be installed by Tenant, Tenant shall be responsible for cutting the hole in the concrete floor(s) affected and shall be responsible for any resulting adverse impact on the structural integrity of said floor(s). Prior to the end of the Term, at Landlord's request, Tenant shall fill-in the hole cut in the floor(s) and restore the floor(s) to the same structural integrity as previously existed. No disapproval by Landlord of Tenant's plans for the stairwell shall be considered unreasonable if the plans do not contain adequate detail relating to the restoration of the hole in the concrete floor(s).

11. INSURANCE. All contractors and sub-contractors shall carry Worker's Compensation Insurance covering all of their respective employees in the statutory amounts, Employer's Liability Insurance in the amount of $500,000 per occurrence, and comprehensive general liability insurance in the amount of at least $3,000,000 combined single limit for bodily injury, death, or property damage; and the policies therefore shall cover Landlord and Tenant, as additional insureds, as well as the contractor or subcontractor. Tenant shall carry builder's risk insurance coverage respecting the construction and improvements to be made by

Tenant, in the amount of the anticipated cost of construction of the Work (or any guaranteed maximum price). All insurance carriers shall be rated at least A and X in Best's Insurance Guide. Certificates for all such insurance shall be delivered to Landlord before the construction is commenced or contractor's equipment is moved onto Landlord's Property. All policies of insurance must require that the carrier give Landlord twenty (20) days' advance written notice of any cancellation or reduction in the amounts of insurance. In the event that during the course of Tenant's Work any damage shall occur to the construction and improvements being made by Tenant, then Tenant shall repair the same at tenant's cost.

12. SIGNAGE. Notwithstanding anything contained to the contrary, Landlord shall cause signage of building standard material and design to be placed on or near the door of the Premises and the position of the building monument sign and Tenant shall pay the cost thereof to Landlord upon demand. The amount due from Tenant therefore shall be deemed "Additional Rent" under the Lease. Tenant shall promptly advise Landlord what name or names Tenant wishes for said signage. The content of all signage shall be subject to Landlord's prior written approval, such approval not to be unreasonably withheld. No other signage may be installed or placed outside the Premises by Tenant.

13. LIENS. Tenant shall keep the Building and Premises free from any mechanic's, materialmen's or similar liens or other such encumbrances in connection with the Work, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including reasonable attorney's fees) arising in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of the Work (or such additional time as may be necessary under applicable laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance by bond or otherwise, without being responsible for investigating the validity thereof, but in no event shall Landlord pay the lien claimant. The amount paid shall be deemed additional rent under the Lease payable upon demand, without limitation as to other remedies available to Landlord under the Lease. Nothing contained herein shall authorize Tenant to do any act which shall subject Landlord's title to Landlord's Property or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon Landlord's Property or Premises arising in connection with the Work shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to Landlord's Property and Premises.

14. INDEMNITY. Tenant shall indemnify, defend and hold harmless Landlord (and Landlord's principals, partners, agents, trustees, beneficiaries, officers, employees and affiliates) from and against any claims, demands, losses, damages, injuries, liabilities, expenses, judgments, liens, encumbrances, orders, and awards, together with reasonable attorney's fees and litigation expenses actually incurred by Landlord arising out of or in connection with the Work, or Tenant's failure to comply with the provisions hereof, or any failure by Tenant's contractors, subcontractors or their employees to comply with the provisions hereof, except to the extent caused by Landlord's intentional or negligent acts.

15.      CERTAIN DEFINITIONS.

         (a) "Space Plan" herein means a floor plan, drawn to scale, showing: (1) demising wall, corridor doors, interior partition walls and interior doors, including any special walls, glass partitions or special corridor doors, (2) any restrooms, kitchens, computer rooms, file rooms, and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment, (3) any communications system, indicating telephone and computer outlet locations, and (4) any other details or features required to reasonably delineate the Work to be performed.

         (b) "Working Drawings" herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and if applicable: (1) electrical outlet locations, circuits and anticipated usage therefore, (2) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (3) duct locations for heating, ventilating and air-conditioning equipment, (4) details of all millwork, (5) dimensions of all equipment and cabinets to be built in, (6) furniture plan showing details of space occupancy,
(7) keying schedule, (8) lighting arrangement, (9) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems,
(10) special heating, ventilating and air-conditioning equipment and requirements, (11) weight and location of heavy equipment, and anticipated loads for special usage rooms, (12) demolition plan, (13) partition construction plan,
(14) type and color of floor and wall coverings, wall paint and other finishes, and any other details or features required to completely delineate the Work to be performed.

         (c) "Working Days" shall mean the period from 9:00 A.M. until 5:00 P.M. on any Monday through Friday, excluding federal and Georgia state holidays. By way of illustration, any period described in this Agreement as expiring at the end of the third (3rd) Working Day after receipt of a document, then: (i) if receipt occurs at 9:01 A.M. on Monday, said period shall expire at 5:00 P.M. on the following Thursday; and (ii) if receipt occurs at 4:59 P.M. on Wednesday, the period shall expire at 5:00 P.M. on the following Monday.

16. TAXES. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions (including without limitation, any real estate taxes or assessments, sales tax or value added tax) assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay its share of taxes, charges or other governmental impositions to Landlord within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant.

17. INCORPORATED INTO THE LEASE; DEFAULT. THE PARTIES AGREE THAT THE PROVISIONS OF THIS WORK AGREEMENT ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease and this Work Agreement, the Work Agreement shall govern and control. If the Tenant shall default under this Work Agreement, Landlord may order that all Work being performed in the Premises be stopped immediately, and that no further deliveries to the Premises be made, until such default is cured, without limitation as to Landlord's other remedies. Any amounts payable by Tenant to Landlord hereunder shall be paid as additional rent under the Lease. Any default by the other party hereunder shall constitute a default under the Lease and shall be subject to the remedies and other provisions applicable thereto under the Lease. If Tenant shall default under the Lease or this Work Agreement and fail to cure the same within the time permitted for cure under the Lease, at Landlord's option, all amounts paid or incurred by Landlord towards the Improvement Allowance shall become immediately due and payable as additional Rent under the Lease.

18. Time is of the essence of this Work Agreement. Landlord acknowledges that if Landlord delays in granting any approval required in this Work Agreement (the "Approvals"), such delay will cause Tenant a delay its ability to occupy the Premises by October 1, 2000 (the "Target Completion Date"). In the event

Landlord delays in granting any of the Approvals beyond the time periods set forth above, Landlord shall abate rent in the same fashion as described in Paragraph 3 of the Lease. In no event shall Landlord's rejection (with reasonable explanation of the basis for rejection) of Tenant's proposed Space Plan, Working Drawings or Engineering Report be considered a Landlord delay.

                         EXHIBIT "E" SPECIAL STIPULATIONS



1.       First Renewal Option.

         (a) As long as Tenant is not in default in the performance of its covenants under this Lease, Landlord shall grant Tenant the option to renew (the "First Renewal Option") the term of this Lease for a period of sixty (60) additional months (the "First Renewal Term"). Tenant shall exercise the First Renewal Option by delivering written notice of such election to Landlord at least twelve (12) months prior to the expiration of the initial term of this Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (i) the Base Rental Rate during the First Renewal Term shall be calculated based on the prevailing Market Base Rental Rate (as hereinafter defined) at the time the First Renewal Term commences and (ii) Tenant shall not have the right to assign its renewal rights to any sublessee of the Premises or any portion thereof or to any assignee of the Lease, nor may any such sublessee or assignee exercise or enjoy the benefit of such renewal rights, except for those parties referred to in paragraph 11(d) of the Lease. Notwithstanding the foregoing, Tenant shall have no right to exercise such option to renew, and Landlord shall have no obligation to renew this Lease, unless (A) this Lease shall be in full force and effect upon the date of the exercise of the First Renewal Option and upon the date of the expiration of the original term, and (B) on the date of the exercise of the First Renewal Option and on the date of the expiration of the original term there shall exist no current default on the part of Tenant under this Lease. If Tenant shall fail to exercise the First Renewal Option within the time permitted or conditions (A) and (B) set forth above are not entirely satisfied, the First Renewal Option shall automatically terminate, this Lease shall expire at the expiration of the original term and Tenant shall have no further right thereafter to renew this Lease or to acquire any interest whatsoever in the Premises. If Tenant shall remain in possession of the Premises after the expiration of the original term without there having been executed between Landlord and Tenant an amendment to this Lease as contemplated by the terms of this Section, then Tenant shall be a Tenant holding over as provided in this Lease.

                  (b) The term "Market Base Rental Rate" shall mean the annual amount per rentable square foot that Landlord is then quoting as base rent to existing third party tenants who are renewing leases within the Building, for space comparable to the space for which the Market Base Rental Rate is being determined (taking into consideration use, location and/or floor level within the applicable building, the definition of Rentable Floor Area, leasehold improvements provided, remodeling credits or allowances granted, quality, age and location of the applicable building, rental concessions [such as abatements or lease assumptions], the provision of free or paid unassigned parking, the time the particular rate under consideration became effective, size of tenant, relative operating expenses, relative services provided, etc.). It is agreed that written offers to lease comparable space located elsewhere in the Building may be used by Landlord as an indication of Market Base Rental Rate if no leases have been signed in the Building or the Park in the previous eighteen (18) months.

                  (c) In the event Tenant disagrees with Landlord's determination of such Market Base Rental Rate, then within no more than fifteen
(15) business days after Tenant receives Landlord's written determination of such rate Tenant shall give Landlord notice of its desire to arbitrate such rate, which notice shall be accompanied by the identity of an arbitrator appointed by Tenant. Thereafter, Landlord shall have fifteen (15) business days in which to appoint its arbitrator, and within fifteen (15) business days after the appointment of Landlord's arbitrator the two arbitrators theretofore appointed shall appoint a third arbitrator. If the two arbitrators cannot agree on the appointment of a third arbitrator within fifteen (15) business days, then either party shall have the right to apply to the presiding judge of the Superior Court of Fulton County, Georgia for the selection of the third arbitrator. After the appointment of such third arbitrator, the arbitration board thus elected shall have thirty (30) days in which to reach a majority agreement on the Market Base Rental Rate as defined above, which determination shall be final and binding upon the parties hereto. If the arbitrators are unable to reach a majority agreement within such thirty (30) day period, then each of the arbitrators shall render his or her separate appraisal within such stipulated time, and the three appraisals shall be averaged in order to establish such rate; provided, however, that if the low appraisal and/or the high appraisal are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be averaged in order to establish such rate. If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall establish such rate. After the Market Base Rental Rate has been established, the arbitrators shall immediately notify the parties in writing. Each arbitrator appointed hereunder shall be a member of the American Institute of Real Estate Appraisers (MAI) with at least five (5) years of full-time commercial appraisal experience in the Atlanta area, and no such arbitrator shall have any other existing contractual relationship with either party hereto. Landlord and Tenant shall pay the fees of their respectively appointed arbitrators and the fee of the third arbitrator shall be shared equally by Landlord and Tenant. In the event Base Rental is to be paid in accordance with the Market Base Rental Rate and such Market Base Rental Rate is then subject to dispute or arbitration as provided herein, Tenant shall pay an amount of Base Rental equal to its then current Base Rental as provided in the Lease and increased by two and one-half percent (2.5%) during the pendency of any such dispute or arbitration; provided that Landlord shall promptly reconcile any amounts subsequently determined to have been overpaid or underpaid by Tenant.

2.       Second Renewal Option.

         As long as Tenant is not in default in the performance of its covenants under this Lease, Landlord shall grant Tenant the option to renew (the "Second Renewal Option") the term of this Lease for a period of sixty (60) additional months (the "Second Renewal Term"). Tenant shall exercise the Second Renewal Option by delivering written notice of such election to Landlord at least twelve
(12) months prior to the expiration of the initial term of this Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (i) the Base Rental Rate during the Second Renewal Term shall be calculated based on the prevailing Market Base Rental Rate at the time the Second Renewal Term commences, (ii) Tenant shall have no option to renew this Lease beyond the expiration of the Second Renewal Term and (iii) Tenant shall not have the right to assign its renewal rights to any sublessee of the Premises or any portion thereof or to any assignee of the Lease, nor may any such sublessee or assignee exercise or enjoy the benefit of such renewal rights, except for those parties referenced in paragraph 11(d) of the Lease. Notwithstanding the foregoing, Tenant shall have no right to exercise such option to renew, and Landlord shall have no obligation to renew this Lease, unless (A) this Lease shall be in full force and effect upon the date of the exercise of the Second Renewal Option and upon the date of the expiration of the original term, and (B) on the date of the exercise of the Second Renewal Option and on the date of the expiration of the original term there shall exist no current default on the part of Tenant under this Lease. If Tenant shall fail to exercise the Second Renewal Option within the time permitted or conditions (A) and (B) set forth above are not entirely satisfied, the Second Renewal Option shall automatically terminate, this Lease shall expire at the expiration of the First Renewal Term and Tenant shall have no further right thereafter to renew this Lease or to acquire any interest whatsoever in the Premises. If Tenant shall remain in possession of the Premises after the expiration of the First Renewal Term without there having been executed between Landlord and Tenant an amendment to this Lease as contemplated by the terms of this Section, then Tenant shall be a Tenant holding over as provided in this Lease.

3.       Right of First Offer.

         (a) Landlord intends to develop a building to be known as Colonial Center 500 which will include approximately 83,447 square feet of rentable area of office space on the second (2nd), third (3rd) and fourth (4th) floors (hereinafter the "First Offer Space"), as demarcated on Exhibit "H" to this Lease as the "First Offer Space". Landlord acknowledges that Tenant may wish to expand the Premises and lease a portion or portions of the First Offer Space, Tenant, however, acknowledges that Landlord must be in a position to lease the First Offer Space to other tenants. In order to accommodate Tenant's desires regarding the First Offer Space and Landlord's requirement for future leasing of the First Offer Space, Landlord hereby grants to Tenant a right of first offer to lease the First Offer Space. After necessary permitting and following approval by Landlord's board of directors to construct Building 500 but prior to construction of Colonial Center 500, Landlord shall notify Tenant of the projected completion time table and Landlord and Tenant shall have sixty (60) days to negotiate a letter of intent setting forth the major deal terms with respect to leasing of all or a portion of the First Offer Space (the "Letter of Intent"). If Tenant does not elect to lease all of the First Offer Space, the portions of the First Offer Space leased may begin on the second (2nd) floor (for a full or partial floor requirement) or the third (3rd) floor (for only a full floor requirement) and the fourth (4th) floor will be available only after Tenant leases all of the third (3rd) floor, and then only on a full floor basis. Landlord may commence construction upon giving the required notice herein. If Landlord and Tenant agree on the Letter of Intent for all or a portion of the First Offer Space, Landlord and Tenant shall execute a lease thereon containing the agreed upon terms within thirty (30) days of execution of such Letter of Intent.

         (b) For any portion of Floors 2 and 3 of the First Offer Space, which is not leased by Tenant pursuant to subparagraph (a) above, at any point during the initial Term of the Lease, Tenant shall have a right of first refusal to lease the balance of Floors 2 and 3 of the First Offer Space. In the event the balance of Floors 2 and 3 of the First Offer Space is vacant and unencumbered, Landlord shall submit to Tenant a copy of any offers Landlord sends to bona fide third parties (in response to a request for proposal submitted by such third party) relating to Floors 2 and 3 of the First Offer Space ("Offer"). If Tenant desires to lease all or a portion of Floors 2 and 3 of the First Offer Space, Tenant must provide Landlord written notice, and, within five (5) business days of its receipt of such Offer, Tenant shall have the right and option to lease the portion of Floors 2 and 3 of the First Offer Space covered by the Offer upon the same monetary terms and conditions, including any offer of free rent and leasehold improvement allowances, as embodied in the copy of such Offer submitted to Tenant by Landlord, but upon all other terms and conditions contained in this Lease and for a term expiring as of the date of the expiration of this Lease. In the event the remaining months in the Term or any extension thereof, are less than the number of months in the term embodied in the Offer, then such free rent and leasehold improvement allowances shall be reduced to the amounts that bear the same ratio to the free rent and leasehold improvement allowances embodied in the Offer as the remaining months in the Term bears to the number of months of the term embodied in the Offer. If Tenant shall elect to exercise its right to lease all or a portion of Floors 2 and 3 of the balance of First Offer Space covered by the Offer, written notice of such election shall be given to Landlord within five (5) business days from the time that Tenant first received a copy of the Offer from Landlord (hereinafter referred to as the "Offer Period"), which notice by Tenant shall specify a date that Tenant shall lease the space covered by the Offer, which date shall be not less than thirty (30) nor more than sixty (60) days after the later of (i) Landlord's completion of the Base Building components of Building 500 or (ii) Tenant's giving notice of its election.

         (c) If the fourth (4th) floor of the First Offer Space is not leased by Tenant pursuant to subparagraph (a) above, at any point during the initial Term of the Lease Tenant shall have a right of first offer to lease all or a portion of the fourth (4th) floor of the First Offer Space. In the event the fourth (4th) floor of the First Offer Space is vacant and unencumbered, if Tenant desires to lease all or a portion of the fourth (4th) floor of the First Offer Space, Tenant must provide Landlord written notice, and, within five (5) business days of its receipt of such notice, Landlord shall submit to Tenant in writing an offer to lease all or a portion of the fourth (4th) floor of the First Offer Space (hereinafter referred to as the "Offer") based upon the greater of: (i) the then escalated Rent then payable hereunder or (ii) the then current market rent offered by Landlord to third party prospects for space in Colonial Center 500, but upon the same non-economic terms and conditions as this Lease and for a term expiring as of the date of the expiration of this Lease. Landlord will provide Tenant with a tenant improvement allowance of (a) $26.00 per rentable square foot for first generation space, reduced prorata based on the number of months remaining in the Term. If Tenant shall elect to exercise its right to lease the fourth (4th) floor of the First Offer Space covered by the Offer, written notice of such election shall be given to Landlord within five (5) business days from the time that Tenant first received a copy of the Offer from Landlord (hereinafter referred to as the "Offer Period"), which notice by Tenant shall specify a date that Tenant shall lease the space covered by the Offer, which date shall be not less than thirty (30) nor more than sixty
(60) days after the later of (i) Landlord's completion of the Base Building components of Building 500 or (ii) Tenant's giving notice of its election.

         (d) Upon the exercise of its right to lease any portion of the First Offer Space covered by an Offer, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease and specifying that the portion of the First Offer Space is a part of the Premises and under this Lease and containing other appropriate terms and provisions relating to the addition of such area to this Lease, including, without limitation, increasing, adjusting or augmenting Base Rental, Additional Rent and Letter of Credit requirements as a result of the addition of such space.

         (e) If a right to lease pursuant to subparagraphs (b) or (c) of this Section shall not be exercised within the Offer Period or shall be waived (no notice by Tenant is deemed to be a waiver of such right), then Landlord shall have the right to offer such space to any prospective tenant, and Tenant's rights under this Section shall automatically terminate and be of no further force or effect.

         (f) Notwithstanding the foregoing right of first offer and any other provision of this Lease to the contrary, such right of first offer is conditioned upon (i) this Lease being in full force and effect and there being no default under this Lease, and (ii) a minimum of three (3) years shall remain on the Term (or Tenant shall extend the Term so that three (3) years shall remain thereon following Tenant's exercise of its rights under this paragraph). If Tenant fails to exercise the foregoing right of first offer as provided in and in strict accordance with the terms of this Section, or if conditions (i) and (ii) in this subsection (f) are not entirely satisfied, the foregoing right of first refusal shall automatically terminate and be of no further force or effect, or if exercised, shall be null and void.

         (g) Except for the parties referenced in Paragraph 11(d) of the Lease, Tenant shall not have the right to assign its right of first offer to any sublessee of the Premises or any portion thereof or to any assignee of this Lease, nor may any such sublessee or assignee exercise or enjoy the benefit of such right of first refusal unless such assignee or sublessee is an Affiliate (as defined herein).

4.       Right of First Refusal.

         (a) Landlord and Tenant acknowledge that there is currently approximately 7,320 rentable square feet of office space on the second (2nd) floor of the Building (hereinafter the "First Refusal Space"), as demarcated on Exhibit "I" to this Lease as the "First Refusal Space". Landlord acknowledges that Tenant may wish to expand the Premises and lease a portion or portions of the First Refusal Space. Tenant, however, acknowledges that Landlord must be in a position to lease the First Refusal Space to other tenants. In order to accommodate Tenant's desires regarding the First Refusal Space and Landlord's requirement for future leasing of the First Refusal Space, provided Tenant has not assigned or subleased any portion of the Premises, Landlord grants to Tenant the right of first refusal to lease the First Refusal Space in accordance with the terms and conditions contained herein. If Tenant has not assigned or subleased any portion of the Premises except for those parties referenced in Paragraph 11(d) of the Lease, and Landlord makes a written offer (in response to a request, written or oral, for proposal) to a prospective tenant to lease all or any portion of the First Refusal Space, then Landlord shall submit to Tenant in writing a copy of such proposed offer to lease (hereinafter referred to as the "Offer") and, for a period of ten (10) business days after Landlord submits the offer to Tenant, Tenant shall have the right and option to lease the First Refusal Space covered by the Offer upon the same monetary terms and conditions, including any offer of free rent and leasehold improvement allowances, as embodied in the copy of such Offer submitted to Tenant by Landlord, but upon all other terms and conditions contained in this Lease and for a term expiring as of the date of the expiration of this Lease. In the event the remaining months in the Term or any extension thereof, are less than the number of months in the term embodied in the Offer, then such free rent and leasehold improvement allowances shall be reduced to the amounts that bear the same ratio to the free rent and leasehold improvement allowances embodied in the Offer as the remaining months in the Term bears to the number of months of the term embodied in the Offer. If Tenant shall elect to exercise its right to lease the First Refusal Space covered by the Offer, written notice of such election shall be given to Landlord within ten (10) business days from the time that Landlord submitted a copy of the Offer to Tenant (hereinafter referred to as the "Offer Period"), which notice by Tenant shall specify a date that Tenant shall lease the space covered by the Offer, which date shall be not less than thirty (30) nor more than ninety (90) days after the giving of notice thereof.

         (b) Upon the exercise of its right to lease the First Refusal Space covered by the Offer, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease and specifying that the First Refusal Space is a part of the Premises and under this Lease and containing other appropriate terms and provisions relating to the addition of such area to this Lease, including, without limitation, increasing, adjusting or augmenting Base Rental, Additional Rent and Letter of Credit requirements as a result of the addition of such space.

         (c) If a right to lease pursuant to this Section shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), then Landlord shall have the right to lease such space to the prospective tenant, and if such transaction is consummated, Tenant's rights under this Section shall automatically terminate and be of no further force or effect. If a right to lease pursuant to this Section shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), and Landlord fails to lease the space covered by the Offer within six (6) months after Landlord's submission of a copy of the Offer to Tenant, then this Section shall be applicable to any subsequent offer to lease the First Refusal Space or any portion thereof.

         (d) Notwithstanding the foregoing right of first refusal and any other provision of this Lease to the contrary, such right of first refusal is conditioned upon (i) this Lease being in full force and effect and there being no default under this Lease and no previous monetary default hereunder by Tenant on more than two (2) occasions for which Landlord has provided written notice to Tenant, and (ii) some portion of the First Refusal Space covered by the Offer being adjacent to the Premises. If Tenant fails to exercise the foregoing right of first refusal as provided in and in strict accordance with the terms of this Section, or if conditions (i) and (ii) in this subsection (d) are not entirely satisfied, the foregoing right of first refusal shall automatically terminate and be of no further force or effect, or if exercised, shall be null and void.

         (e) Tenant shall not have the right to assign its right of first refusal to any sublessee of the Premises or any portion thereof or to any assignee of this Lease (except an "Affiliate Transfer"), nor may any such sublessee or assignee exercise or enjoy the benefit of such right of first refusal.

         (f) Notwithstanding any other term or provision of this Section or elsewhere in this Lease, expressed or implied, it is understood and agreed by Tenant that (i) Landlord shall not be liable for the failure or inability of Tenant to exercise or benefit from any or all rights granted in this Section with respect to said First Refusal Space or any portion thereof and options of the Existing Tenants (ii) Tenant shall not be entitled to any compensation, consolation, consideration, replacement of such space, or any other remedy from or against Landlord by reason of such failure or inability, and (iii) if Tenant elects to lease all or any portion of the First Offer Space described in Paragraph 3 of this Exhibit E, Tenant's rights to the First Refusal Space shall be void and of no further force and effect.

5.       One-Time Tenant Cancellation Option.

         Tenant shall have the one-time right to cancel this Lease as of the end of the sixty-third (63rd) full calendar month following the Rent Commencement Date (the "Effective Termination Date"), but solely upon and subject to all of the following terms and conditions:

         (a) Tenant shall have given written notice to Landlord at least twelve (12) months prior to the Effective Termination Date of Tenant's election to cancel this Lease effective as of the Effective Termination Date. Tenant shall deliver to Landlord, in certified funds, a cancellation fee for the sum of
(i) Twenty-Two and No/100 Dollars ($22.00) per rentable square foot contained in the Premises at the time Tenant provides written notice to Landlord, (ii) an amount equal to the unamortized portion of the above standard tenant improvement allowance and (iii) an amount equal to the then present value (at eight percent (8%)) of the final twenty-four installments of the monthly amount Tenant is paying Landlord for construction of the Patio (the "Cancellation Fee"). The Cancellation Fee shall not constitute a penalty or a forfeiture but shall constitute liquidated damages for unamortized leasing commissions and improvements and all other related expenses for Tenant's failure to remain in the premises for the entire Term. Landlord and Tenant hereby agree that Landlord's exact damages in such event are impossible to ascertain and the amounts set forth above are reasonable estimates thereof. The Cancellation Fee may be paid by Tenant in four (4) equal installments. The first payment shall be due upon written notice of the Tenant's election to cancel this Lease, and each remaining payment on ninety (90) day increments following the first payment. Said cancellation notice shall be irrevocable and said cancellation fee shall be non-refundable; and

         (b) On or before the Effective Termination Date, Tenant shall have vacated the Premises and surrendered exclusive possession thereof in broom-clean condition to Landlord and shall have paid to Landlord all unpaid Base Rental and Additional Rent due to Landlord for all time periods up to and including the Effective Termination Date; and

         (c) A default or an event of default shall not be outstanding as of the date of any such notice delivered by Tenant pursuant to subsection (a) above.

         (d) This one-time tenant cancellation option shall become null and void in the event Tenant leases more than 100,000 rentable square feet of space in the Park (including the Premises), unless Landlord and Tenant extend the Term for the Premises (as expanded to more than 100,000 rentable square feet) to a term equal to or greater than seven (7) years from the date (the "Revised Commencement Date") the Term comprises more than 100,000 rentable square feet of space in the Park. The Revised Commencement Date shall also be the date from which the sixty-three month period is calculated to arrive at the revised Effective Termination Date.

6. Cap on Controllable Operating Expenses. For purposes of calculating Tenant's Additional Rental pursuant to Article 8 of the Lease, Landlord and Tenant hereby agree that, commencing with the first full calendar year of the Term, Operating Expenses (except for Uncontrollable Costs, as hereinafter defined) shall be deemed not to increase by more than five percent (5%) (the "Operating Expense Cap") from one calendar year to the next calendar year, regardless of any actual increases in Operating Expenses; provided, however, in the event that in any calendar year any such increase in Operating Expenses is in fact greater than the Operating Expense Cap (any such increase in excess of the Operating Expense Cap being hereinafter collectively referred to as the "Carryover Percentage"), Landlord shall have the right to add all of the Carryover Percentage (or such portion thereof as will not produce a total increase in Operating Expenses in excess of the Operating Expense Cap) to the increases in Operating Expenses occurring over any of the following years of the Term in which such increases in Operating Expenses are less than the Operating Expense Cap, on a cumulative basis until all such Carryover Percentages have been used to increase Operating Expenses for purposes of calculating Tenant's Additional Rental payable pursuant to Article 8 of the Lease. For example, if the actual increase in Operating Expenses during the second calendar year of the Term is ten percent (10%) and if, for purposes of this example, the Operating Expense Cap is eight percent (8%) (thus creating a Carryover Percentage of two percent (2%), which may be carried forward to future years by Landlord), and if in the third calendar year of the Lease Term the actual increase in the Operating Expenses is six percent (6%), then during the third calendar year of the Lease Term Operating Expenses shall be deemed to increase by eight percent (8%), such eight percent (8%) increase arising from adding the six percent (6%) increase in Operating Expenses which occurred in the third calendar year to the two percent (2%) Carryover Percentage from the second calendar year. The foregoing provisions of this Section notwithstanding, Taxes, all utility costs and expenses, including, without limitation, water charges, sewer and waste disposal, and the cost of all casualty, liability and other insurance applicable to the Project and Landlord's personal property used in connection with the Project (all of the foregoing are herein collectively referred to as "Uncontrollable Costs") shall not be subject to any limitation or cap, and, accordingly, the total dollar increase in Operating Expenses, and Tenant's Additional Rental payable pursuant to Article 8 of the Lease, for any and each calendar year during the Lease Term shall be calculated without any limitation or cap on Uncontrollable Costs.

7. Patio. Following the execution of this Lease, Landlord will provide Tenant with the plans and a cost estimate for construction of a patio adjacent to the Premises. Following Landlord's and Tenant's approval of the plans and the costs, Landlord will diligently pursue to completion the construction of a patio, provided however, Landlord's failure to complete construction of the patio will not postpone the Commencement Date or the Rent Commencement Date. Landlord will construct the patio in the area adjacent to the northeast side of the Building for the exclusive use of Tenant (the "Patio") subject to final plan approval by Landlord and Tenant and all governmental authorities (with jurisdiction) and subject to any applicable covenants and restrictions with respect to the Park. Upon completion of construction of the patio, Landlord will advise Tenant of the total cost of construction and design and will confirm that amount (as well as the amount to be repaid monthly) in the Supplemental Agreement. Landlord will amortize the total construction and design cost over a twelve (12) year period at an interest rate of twelve percent (12%) per annum and will require Tenant to repay the same on a monthly basis as Additional Rental. If Tenant elects not to renew this Lease beyond the initial Term, Tenant shall not be required to pay any further sums to Landlord with respect to the construction costs relating to the patio. However, if Tenant extends the Term beyond September 30, 2007, Landlord and Tenant agree that Tenant will be required to pay on a monthly basis only fifty percent (50%) of the monthly payments previously charged to Tenant for the construction and design costs as Additional Rental during the Term through September 30, 2012. Landlord will maintain the standard landscaping for Landlord's Property which surrounds the Patio.

8. Landlord hereby represents and warrants to Tenant that Landlord is the fee simple owner of the Park.

9.       Tenant Remedies for Landlord's Default.

         (a) If Landlord fails to perform any of its obligations hereunder for a period of ten (10) days after the receipt of written notice from Tenant in the event of a monetary default or for a period of thirty (30) days after receipt of written notice from Tenant to Landlord specifying a non-monetary default and demanding Landlord's cure thereof (unless the default involves a condition dangerous to person or property, in which event such default shall be cured forthwith upon Tenant's demand), Tenant may, at its option, pay or perform such obligations and Tenant's reasonable cost of performance shall be paid to Tenant by Landlord upon demand. If Tenant is entitled and elects to perform any Work to the Premises or the Building which Landlord fails to perform as required under this Lease, Tenant shall (i) perform such Work in a reasonable manner, so as not to interfere with the rights of third parties, including other tenants;
(ii) utilize only contractors or other such vendors with a first-class reputation; (iii) cause such Work to be completed promptly and on a lien free basis; (iv) to cause such Work to be completed in compliance with all applicable laws, ordinances, regulations and rules; (v) utilize the same or similar materials as replaced. Tenant shall not be entitled to work on any Building systems under any circumstances, except any portion thereof which exclusively serve the Premises.

         (b) If (i) Tenant obtains a judgment from a court of competent jurisdiction against Landlord on account of any breach by Landlord of any covenant or obligation to be performed by Landlord under this Lease, and (ii) Landlord does not pay the amount due to Tenant under such final unappealable judgment within the time provided for payment of such judgment or court order, Tenant may, at its option, after thirty (30) days notice to Landlord, offset such amount due Tenant, together with interest thereon at the rate provided for in the Lease for late payments of Rent, against its monthly payment of Base Rent payable under this Lease to the extent of such amount due, up to, but not in excess of, fifty percent (50%) of Tenant's monthly Base Rent obligation, until Tenant is reimbursed for said costs on the basis of said judgment.

         (c) No remedy to which Tenant may resort under this Lease shall be exclusive of any other remedies or means of redress to which Tenant may lawfully be entitled at any time and Tenant may invoke any remedy allowed at law or in equity except as Tenant may be specifically restricted pursuant to the provisions of this Lease.

10. Security. Tenant shall have the right to establish its own security system and connect that system to Landlord's security system in accordance with plans to be mutually approved by Landlord and Tenant.

11. Waiver of Landlord's Lien. Landlord hereby expressly waives Landlord's statutory or common law Landlord's lien with regard to the personal property of Tenant, and further agrees to execute at any time or times hereafter, upon request of Tenant, all instruments evidencing such waiver.

12. Monument Signage. Landlord shall install Tenant's company name on the non-exclusive monument sign existing for the Building (subject to all applicable law). Sign lettering and installation thereof shall be paid for by Tenant. Landlord shall install such monument sign and Tenant's company name at the top position on the sign on or before the Commencement Date.

13. Antenna/Satellite Dish Installation. Landlord hereby grants Tenant the right to use and have access to the roof of the Building, for the installation, maintenance, repair and removal of an antenna or satellite dish. The precise location of such antenna/satellite dish and installation thereof shall be approved by Landlord after Landlord's review of Tenant's specifications, which approval shall not be unreasonably withheld based on Landlord's standard review criteria. Tenant hereby agrees to install, maintain and repair such antenna/satellite dish so as not to penetrate the roof membrane and in an otherwise good and workmanlike manner, to secure all permits required for the installation and operation thereof, and to keep the Building free of any liens which might arise therefrom. Upon and following installation of a rooftop satellite dish and/or antenna, Tenant shall pay Landlord a monthly fee of $100.00 per month per antenna/satellite dish payable on the same date Rent is due hereunder for as long as a satellite dish and/or antennae remain installed on the roof of the Building. Tenant hereby indemnifies Landlord from and against any claims against Landlord for personal injury or property damage arising from the use, operation, maintenance, repair and removal of the antenna/satellite dish other than any claim arising from the acts or omissions of the Landlord. Upon the expiration or earlier termination of the Lease, Tenant shall remove the antenna/satellite dish and shall restore the installation location to substantially the same condition as existed prior to the installation of such equipment, ordinary wear and tear and insured casualty loss excepted. Tenant acknowledges and agrees that nothing contained herein shall be deemed to grant to Tenant any independent right to access of the roof of the Building. All access to the roof shall under all circumstances be made through and in conjunction with Landlord or its agents and shall be subject to such reasonable controls and restrictions as Landlord may impose from time to time. Tenant agrees that it will be responsible for obtaining all licenses and permits necessary to operate any antenna/satellite dish installed on the roof of the Building and will not use such equipment (or any transmissions therefrom) to interfere with the transmissions or frequencies of other rooftop antenna/satellite dishes currently installed on the roof of the Building.

14. Supplemental HVAC System. Landlord hereby grants Tenant the right to install and operate a supplemental heating, ventilation, and air-conditioning equipment ("HVAC Equipment"), on a portion of the roof of the Building designated by Landlord, provided that Landlord shall have the right to approve the type of equipment installed, which approval shall not be unreasonably withheld. Tenant shall not pay Rent for the rooftop space. The rooftop use by Tenant shall not exceed the design capabilities of roof. Landlord shall also provide a pathway for Tenant to install, at Tenant's sole cost and pursuant to plans approved in advance by Landlord in accordance with the provisions of the Lease, piping and associated insulation and cooling equipment connections from the roof to Premises. The auxiliary air conditioning unit shall be separately metered and billed to Tenant.

15. Generator/Diesel Fuel Tank. Tenant may purchase, install, operate, maintain, repair and replace one (1) generator up to 1000 kw, subject to Landlord's written approval (which approval shall not be unreasonably withheld) of design and installation plans and specifications therefore. The generator will be located in an area mutually approved by Landlord and Tenant. In addition, Tenant is to be provided throughout the Term a pathway to provide structural openings for Tenant to install through Building penetrations up to three (3) conduits running from such generator location to Premises. Tenant shall be responsible for all costs associated with constructing dedicated space for one (1) generator and fuel storage tank, associated transfer pumps and storage tank of up to 1000 gallons and Tenant shall further be responsible for compliance with all applicable EPA and National Fire Protection Association rules and regulations for design and performing construction in and around the Building. Landlord and Tenant will mutually select the pathway location for Tenant to run conduits from the generator to the Premises. All costs associated with preparing such location and the installation of the storage tank will be the responsibility of Tenant. Tenant shall have the right to exercise the generator on a weekly basis within Landlord approved times and duration, which approval shall not be unreasonably withheld. Tenant shall hold Landlord harmless from any damage Landlord may sustain as a result of the malfunction, leaking or any other condition of the generator, fuel tanks or other related equipment described in this paragraph. If any existing Building parking spaces are used by Tenant to locate Tenant's Generator or Diesel Fuel Tank, Tenant's share of parking shall be proportionately reduced. At the end of the term, Tenant shall remove at its own cost and expense the generator and fuel tanks and restore the Generator/Fuel Tank site to the condition which existed prior to the installation.

                                   EXHIBIT "F"

                            BASE BUILDING DEFINITION
                                  BUILDING 300

1. The Building structure will be designed for a minimum floor live load of 80 lb. per square foot for all perimeter building bays and 125 lb. per square foot for the interior building bays. Live structural loads include all tenant added weight to be supported by the building structure including partitions, doors, furniture, equipment, and people. The increase in live load capacity for the interior building bays is to provide tenants with high capacity structural needs for file rooms, libraries, and vaults.

2. The Building shell will include a built out and finished interior first floor corridor, stairwell enclosures and exterior perimeter walls (not painted). The interior core on each floor will include men's and women's rest room facilities, two drinking fountains per floor, electrical, telephone, janitorial and mechanical closets, stairways and an elevator lobby (finished on multi-tenant floor only). First and second floor walls adjacent to public traffic areas will be vinyl textured finished (multi-tenant floors only). The rest room facilities on each floor of the Premises will have four (4) granite lavatories and four (4) louvered door enclosed water closets for women plus three (3) granite lavatories, and two (2) louvered door enclosed water closets for men. Facilities include one handicapped accessible water closet for each men and women bathrooms on each floor, as required per applicable laws or building codes.

3. A Concrete floor will be installed with a smooth trowel finish for installation of glued-down carpet. The Floor will be poured level and finished in accordance with current ACI Standard Specifications 117. Perimeter walls will be utilized for grounded electrical, data communications and telephone wiring installations in the Premises, at locations to be determined by Tenant.

4. The Ground-level building lobby will be a two-story atrium in the front lobby and a one-story lobby in the rear. Granite floors with marble bands and column bases will be accented by chrome and bronze exterior and elevator doors. Cherry suite entry doors are included as Tenant Finish.

5. A Life Safety system will be installed in accordance with the more stringent of applicable national, state and local codes or the Americans with Disabilities Act Regulation throughout the Building, including all corridors and stairwells. It shall consist of sprinklers, smoke detectors, internal fire alarm and annunciator system, elevator recall, emergency lighting, self-illuminating exit signs hoses and extinguisher as required by applicable codes or Tenant's safety requirements. Smoke detectors will also be installed in the ceiling of any common telecommunication room with both smoke and water detectors installed under the raised floor. The sprinkler system will have an approved water flow alarm connection and tamper-proof detection device connected to a central station or direct to the fire/police departments. It will include all distribution of mains, laterals, uprights and upright heads. Finished heads or "armovers" will be configured to Tenant's space layout as part of the Tenant Improvement Allowance. Electrical distribution will be provided to the main panel boxes in the electrical closet on each floor. The electrical capacity for tenant lighting and receptacles shall be sized for 6 watts of connected load per usable square foot for Tenant's consumption, over and above base building electrical requirements. A suspended acoustical ceiling grid (four-feet by four-feet) will be installed in Base Building, and Landlord will supply (but not install) the inserts to convert the grid system to dimensions of two-feet by two-feet. Tiles are stacked on floor as part of Base Building and installed as part of the Tenant Improvement Allowance. The ceiling height will be a approximately 10'-0" on the first floor, 9'-0" on floors 2 - 6. Fine textured, non-directional acoustical tile will be installed on a 2' x 2' mechanically suspended grid system. It will have an average noise reduction coefficient of .65, an average sound transmission classification rating of .37, and a minimum combustibility rating of Class I or equal to that of local code requirements, whichever is greater.

6. Purchased as Base Building costs and stacked on floor are modern fluorescent lighting, based on one fixture per 100 s.f. in accordance with the most recent edition of the Illuminating Engineering Society Lighting Handbook. Lighting to be installed as part of the Tenant Improvement Allowance Maintained average of 50 foot candles will be furnished at desk height, and the fixtures will be arranged so as to provide an even distribution of light. The light fixtures will be 2' x 4', 3 lamp fixtures. Recessed parabolic fixtures will be provided with parabolic 18 cell. Lamps are to be of the "warm white" energy saving type. Ballasts shall also be energy efficient and electronic. As part of Tenant Improvement Allowance, emergency lighting shall be connected to Landlord's generator (see paragraph 18, below).

7. The Building will be equipped with a variable air volume (VAV) heating, ventilation and air conditioning system with Direct Digital controls through a central personal computer work station. This premium upgraded controls system, using PC Windows-based software, controls each thermostat zone in the building, as well as the air conditioning core systems. All pieces of equipment and tenant comfort conditions are continually monitored by this system. Any equipment malfunction in the building is electronically reported via modem to on-site and off-site PC's monitored by Building Maintenance personnel allowing rapid response to maximize tenant comfort. Each thermostat is provided with an override switch to accommodate the after hours needs of the tenant. Additionally, individual thermostat setpoint control can be made available to the tenant upon request. Typical building floors will be provided with 16 exterior zone PIU's (with heat), 1 core PIU (with heat), and 8 interior zone variable air volume boxes (no heat). The system will contain polyester air filters with an efficiency of no less than 30%. The fan system shall run continuously during business hours, no duty cycling. All Ducts shall be separately zoned by floor, with individual controls provided within Tenant's Premises. These individual zones, thermostatically controlled, shall be preset and tamper proof. Typical floors will have one (1) thermostat and a PIU or VAV box on the average of 1,100 square feet of usable area, and a minimum of one (1) diffuser for each 200 square feet of usable area. Exterior slot diffusers and thermostats along the Building perimeter are Base Building Costs, all others are an offset to the Tenant Improvement Allowance. The location of interior thermostats and diffusers will be configured according to Tenant's final space plan. The system will be designed to maintain a space temperature between 72-76(degree)degrees F on a year-round basis, based on a maximum average occupancy of one (1) person for each 150 square feet of usable area and at least 20 cfm outside air per person. The requirements for ventilation shall comply with present ASHRAE (American Society of Heating, Refrigeration and Air-Conditioning Engineers) standard 62-1989 as a minimum requirement. The system is a self-contained floor-by-floor variable air volume system by the Trane Company (brochure available). An electronic variable speed drive has been upgraded from inlet vanes to save on maintenance and power consumption, and to provide for quiet comfort.

8. Telephone service, as provided by licensed telecommunications provider(s), will be brought to Tenant's main telephone room. Base Building will include necessary conduit/sleeves to distribute data and telephone cable between floors. All other telecommunications costs are part of the Tenant Improvement Allowance.

9. Building standard horizontal window blinds will be installed on all exterior tenant windows as a Base Building Cost.

10. Three automatic passenger elevators by Montgomery, one of which will be designed to serve both as passenger and freight elevator and will be equipped to carry supplies and furniture when necessary. Elevator cabs will be equipped with an emergency communications/alarm system, including a bell annunciator, connected to the building security guard station or to a central alarm system. The elevator controls will have Braille lettering for eyesight impaired persons.

11.      A loading area will be provided with standard tractor/van clearance.

12. An electronically controlled card access building security system will be provided. This system will control all entry areas to Tenant's Premises from elevator lobbies on full floors which Tenant occupies or at suite entrances from public corridors. This system will control main building systems to ensure that Tenant's employees and property are adequately safeguarded. In lieu of supplying Tenant with access cards, Landlord will provide Tenant with an additional tenant improvement allowance of $1,350.00, and Tenant shall be responsible for obtaining all proximity cards and readers (internal and external) required for its system.

13. Common corridor demising walls will be provided. Common carter demising walls will include sound attention batt insulation to the floor deck above. Tenant separation demising walls and suite entry doors are part of the Tenant Improvement Allowance.

14. Carpeting, in color and type as selected by Landlord, will be installed in elevator lobbies and in common corridors on all multiple-tenancy floors.

15. All roadways necessary for Tenant's access to and egress from the Building will be completed. A directory shall be provided in the lobby of the Building, and Tenant shall be allowed space on the directory in proportion to the total rentable area that Tenant occupies in the Building. Landlord will provide an exterior monument sign at the front entrance to the Building for tenants leasing at least 14,000 rentable square feet. The cost for letters and installation shall be the Tenant's expense.

16. Aluminum conductors will be used for service entrance conductors with hi-compression lugs used for terminations.

17. The Building cooling tower has the capacity to generate 60 tons extra cooling for Tenant conference/training rooms or computer/copier rooms. Tenant will be required to provide a separate pump and supply riser to serve their unit. Condensor water temperature will fluctuate between 41(degrees)F and 85(degrees)F depending on the season.

18. The Building has the capability to provide (at an extra charges of $1,000 per kW) limited emergency generator power back-up to telephone and computer systems on the Base Building 100 kW generator. All Building emergency lighting and security systems are powered by this generator and any excess capacity will be available for tenant's use. Tenant emergency lighting is to be connected to Landlord's generator in lieu of using battery packs. The Tenant Improvement Allowance will be used to purchase generator capacity, as needed, at the rate of $1,000.00 per kW of connected load.

19. In the event that Tenant discovers during its performance of the Work that the Base Building does not conform with the definition stated in this Exhibit "F", Tenant shall notify Landlord in writing (the "Punchlist Items") and Landlord shall make prompt and commercially reasonably efforts to correct any such defect. Any such defect which delays Tenant's construction of the Work shall be considered a "Landlord Delay" which will entitle Tenant to the Rent abatement described in Paragraph 3 hereof.

                               COLONIAL CENTER 300
                          ESTIMATED ABOVE CEILING COSTS

                                                                     Base Building             Tenant
                                                                     -------------            --------

Acoustical Ceiling (grid installed-tile stocked on floor)               $1.47/sf
                                                                                              --------

Acoustical Ceiling (installed)                                                                $0.30/sf
                                                                        --------

Light Fixtures (stocked on floor-1/100sf)                               $0.64/sf
                                                                                              --------

Light Fixtures (installed)                                                                    $0.36/sf
                                                                        --------

Electrical Distribution                                                 $1.07/sf
                                                                                              --------

Fire Protection (installed @ 1/196sf)                                   $0.73/sf
                                                                                              --------

Fire Protection (relocate heads)                                                              $0.40/sf
                                                                        --------

HVAC (medium pressure ductwork, PIU's, VAV's
  controls, perimeter distribution)                                     $2.50/sf
                                                                                              --------

Blinds (installed)                                                      $0.15/sf
                                                                                              --------

HVAC (spin ins, tenant distribution)                                                          $1.12/sf
                                                                        --------

                                         Subtotals                      $6.56/sf              $2.18/sf
                                         Contractor's Fee (3.5%)        $0.23/sf              $0.08/sf
                                                                        ========              ========
                                         Totals                         $6.79/sf              $2.26/sf*

                                         TOTAL ABOVE CEILING COSTS                 $9.05/SF

                  * Estimated cost from Tenant Improvement Allowance for "Below semi-Finished Ceiling".

                                   EXHIBIT "G"

              IRREVOCABLE, UNCONDITIONAL, STANDBY LETTER OF CREDIT


                    Letter of Credit No. ___________________

Beneficiary:

---------------------------------
---------------------------------
---------------------------------

Ladies and Gentlemen:

         At the request and on the instructions of our customer, _________[Name and Address]______________, we hereby establish in your favor this irrevocable, unconditional, standby Letter of Credit No. ______________________ (the "Credit") in the amount of USD$___________________ (________________ and
_____/100 United States Dollars) (the "Stated Amount"), as reduced pursuant to the seventh paragraph hereof. This Credit is effective immediately and expires at the close of business on __________________, 2000 (the "Expiration Date"). The Credit shall be irrevocable through and including the Expiration Date, and no renewal or extension of the credit shall be required or necessary.

         Funds under this Credit are available to the Drawing Party (defined below) to draw on _______________ Bank, ______________ Branch, for payment to Beneficiary of an amount not to exceed the Stated Amount in accordance with the terms and conditions hereinafter set forth. The "Drawing Party" is any individual who at the time such draft is presented to us purports to be an officer of Beneficiary. A demand for payment by Beneficiary may be made hereunder by any Drawing Party by presentation to the _________________ Bank, _____________ Branch, at ________[Address]________________, Attention: Letter of
Credit Department by hand delivery, by overnight delivery, including Federal Express delivery, or by United States registered or certified mail of (a) the original of this Credit; (b) a site draft issued by the Drawing Party in the form attached hereto as Exhibit "A" with blanks completed; and (c) a written statement purportedly signed by an officer of the Beneficiary, with the following wording: "Beneficiary represents that Customer is in default or breach of its lease beyond applicable notice and cure periods on the space owned by Beneficiary and located at _____________[Address of Beneficiary]___________." This Letter of Credit will be honored by _________________ Bank without inquiry as to the accuracy thereof and regardless of whether any party disputes the content of such statement.

         If a demand for payment made hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you notice on or before the following Business Day that the purported negotiation was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefore and stating that we are holding any documents at your disposal or we are returning the same to you, as we may elect. Upon being notified that the purported negotiation was not effected in conformity with the terms of this Letter of Credit, you may attempt to correct any such nonconformity if and to the extent that you are entitled and are able to do so.

         This Letter of Credit is transferrable in whole, but not in part, to any person named by Beneficiary. Transfer shall be effected by the presentation to _____________ Bank, __________________ Branch, of a Certificate substantially in the form of Annex I attached hereto signed by the Drawing Party together with presentation of this Letter of Credit. Such presentation of this Letter of Credit shall be solely for the purpose of amending this Letter of Credit to name the transferee as beneficiary. The amended Letter of Credit will be promptly delivered to the transferee.

         Demand for payment may be made prior to the stated expiration of this Letter of Credit at any time during our business hours on a Business Day. As used herein, the term "Business Day" means a day on which Bank is open in _________[City, State]___________ for the purpose of conducting a commercial banking business.

         If we receive this Letter of Credit (or an authenticated photocopy as provided above) and the draft and statement described above (together, the "Draw Documents") at our address stated above on a Business Day, which is on or before the date this Letter of Credit expires, we will duly honor your draft. Such funds shall be paid no later than the close of business on the following Business Day after we receive the Draw Documents, provided the Draw Documents are received prior to 11:00 A.M. on such Business Day. If the Draw Documents are received after 11:00 A.M. on such Business Day, such funds shall be paid no later than the close of business of the second Business Day after we receive the Draw Documents.

         It is a condition of this Credit that the Stated Amount shall be automatically decreased without amendment in accordance with the following schedule as set forth and continued as follows less any amount previously drawn:

                  Date                             Decrease to:
                  ----                             ------------

         Partial Drawings are permitted. Drawings hereunder shall not, in the aggregate, exceed the Stated Amount. Each drawing under this Credit shall reduce the Stated Amount by the amount drawn.

         This Credit shall terminate on the earlier of (i) the Expiration Date, and (ii) the date on which the Stated Amount is reduced to zero pursuant to the seventh paragraph of this Credit.

         Communications with respect to this Credit shall be in writing and shall be addressed to us at _____[Address]____________, Attention: Letter of Credit Department, or at any other office in _______[City, State]__________, which may be designated us by written notice delivered to you, specifically referring therein to this Credit by number.

         This Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500. This Credit shall be deemed to be a contract made under the laws of the State of ______________ and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of the State of _________________.

                                   Sincerely,

                                        [Name of Bank       BANK
                                   -----             -------

                                   By:
                                       -----------------------------------------
                                            Printed Name:
                                            Printed Title:

      Annex I (Name of Bank) Bank Letter of Credit No.____________________

                             INSTRUCTION TO TRANSFER


       Name of Bank
-------            ----------
       Branch
-------      ----------------

       Address
-------       ---------------


-----------------------------

         Attention: Letter of Credit Department
         Reference: Irrevocable Standby Letter of Credit No.
                                                            ------------
Ladies and Gentlemen:

         For value received, the undersigned hereby irrevocably transfers to:

                       ----------------------------------
                               (Name of Transferee)


                       ----------------------------------
                       ----------------------------------

                                    (Address)

all rights of the undersigned Beneficiary in, to and under the above captioned Letter of Credit (the "Letter of Credit"), including, without limitation any right to draw and to receive payments from any drawing under the Letter of Credit.

         By this transfer, all rights of the undersigned Beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof and shall hereafter be deemed the "Beneficiary" (as such term is used in the Letter of Credit).

         The undersigned represents and warrants to you that the undersigned has not transferred the Letter of Credit and will not transfer or purport to transfer the Letter of Credit to any person other than the transferee named above.

                                        Very truly yours,

                                        NAME OF BENEFICIARY


                                        By:
                                            -----------------------------------
                                                 Authorized Officer

cc: (Name of Transferee)

      EXHIBIT A TO (NAME OF BANK) BANK LETTER OF CREDIT NO. _______________

                                  SIGNED DRAFT

                                                 [City]
                                         -----------------------------------
                                                 [State]
                                         -----------------------------------
                                         ----------------------, 2000

For Value Received
Pay on Demand to [Beneficiary's Name] ____________________ and_____/100 Dollars (U.S.$____________________).

                 Irrevocable Letter of Credit No._____________________ Dated________________________________________________


To:                                 Bank
         --------------------------------------------------
                                    Branch
         --------------------------------------------------
                  Letter of Credit Department
                                    Address
         --------------------------------------------------
         --------------------------------------------------
         --------------------------------------------------


                                        NAME OF BENEFICIARY


                                        By: -----------------------------------
                                                 Authorized Officer
                                                 Title:

         By wire transfer in immediately available funds pursuant to the following instructions:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                   EXHIBIT "H"

                                FIRST OFFER SPACE

                                   EXHIBIT "I"

                               FIRST REFUSAL SPACE

                                   EXHIBIT "J"

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereinafter referred to as this "Agreement"), made as of the day ____ of __________ , 2000, by and among ________________________________________________
(hereinafter referred to as "LENDER") under the Loan Documents (as defined below), ______________________________________________________________, a
____________________________ (hereinafter referred to as "Landlord") and
____________ , a _________________________ (hereinafter referred to as
"Tenant").

                              W I T N E S S E T H:

         WHEREAS, Lender is to be the owner and holder of that certain note (the "Note") of the Landlord and a first-in-priority deed to secure debt and security agreement more particularly described on Exhibit "A" annexed hereto (said deed to secure debt and security agreement, as it may be amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended, being herein called the "Security Deed", and the Note, Security Deed and all other documents and instruments evidencing, securing or otherwise relating to the loan which is the subject of the Note and the Security Deed are collectively referred to herein as the "Loan Documents") covering certain real property more particularly described on Exhibit "B" annexed hereto (the "Property"); and

         WHEREAS, Tenant is the tenant under a certain lease agreement to be made by Landlord, which lease agreement (including any modifications or amendments thereof) and the portion of the Property therein leased (the "Demised Premises") are more particularly described on Exhibit "C" annexed hereto (as such lease agreement may hereafter be amended, modified or supplemented by written agreement, from time to time, among Landlord and Tenant and consented to in writing by Lender, the "Lease"); and

         WHEREAS, Tenant, Landlord and Lender desire to confirm their understanding with respect to the Lease and the Security Deed.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. NON-DISTURBANCE. So long as Tenant is not in material default (beyond any period given Tenant to cure such default) in the payment of base rental or additional rental or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed: (a) Tenant's possession or occupancy of the Demised Premises and Tenant's rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, shall not be terminated, diminished or interfered with by Lender in the exercise of any of Lender's rights under the Security Deed; (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest under the Lease because of any default under the Security Deed; and (c) from and after Tenant's attornment per paragraph 2 below, Lender, its nominee, such other holder (or its nominee) or a purchaser, as the case may be, shall be bound to Tenant under all the terms, covenants and conditions of the Lease except as provided in paragraph 3 below.

         2. ATTORNMENT. If (a) any proceedings are brought for the foreclosure of the Security Deed or (b) the Property is conveyed by deed in lieu or assignment in lieu of foreclosure (or similar device), Tenant shall attorn to and recognize the Lender [or any other holder of the Note or its nominee], its nominee, or such purchaser, as the case may be, as the landlord under the Lease for the remainder of the term thereof, and such Lender, purchaser or nominee shall be deemed to have assumed the obligations under the Lease thereafter arising, accruing or to be performed, and, after notice of such succession, Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time, and from time to time, upon the request of Landlord, Lender or of any other holder of any of the indebtedness or other obligations secured by the Security Deed or any such nominee or purchaser, any instrument or certificate which, in its sole judgment, Landlord, Lender, such other holder, or such nominee or purchaser, as the case may be, deems to be necessary or appropriate in any such foreclosure proceeding or conveyance or assignment in lieu of foreclosure (or similar device) or otherwise to evidence such attornment.

         3. LIABILITY OF LENDER. If Lender [or any other holder of the Note or its nominee] or its nominee shall succeed to the interests of Landlord under the Lease in any manner, or if any purchaser acquires the Property or any part thereof including the Demised Premises upon any foreclosure of the Security Deed or by a conveyance or assignment in lieu of such foreclosure (or similar device), Lender, its nominee, such other holder [or its nominee], or such purchaser, as the case may be, shall have the same remedies by entry, action, or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of base rental or additional rental or in the performance of any of the terms, covenants and conditions of the Lease on Tenant's part to be performed that Landlord had or would have had if Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, had not succeeded to the interest of Landlord. Except as herein provided, from and after such attornment, Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, shall be bound to Tenant under all the terms, covenants and conditions of the Lease. Except as herein provided, Tenant shall, from and after the succession to the interest of Landlord under the Lease by Lender, its nominee, or such other holder [or its nominee] or such purchaser, as the case may be, have the same remedies against Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, had not succeeded to the interest of Landlord; provided, however, that, except for Landlord defaults for which Tenant has given Landlord and Lender written notice, Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, shall not be:

                  (i) obligated to cure any defaults under the Lease of any prior landlord (including Landlord) except to the extent same constitutes a continuing default following purchaser's acquisition of title;

                  (ii) liable for any act or omission of any prior landlord (including Landlord) except to the extent same constitutes a continuing default following purchaser's acquisition of title;

                  (iii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except for offsets arising under the Lease after Lender has received notice and an opportunity to cure;

                  (iv) bound by any base rental or additional rental which Tenant might have paid for more than sixty (60) days prior to the due date to any prior landlord (including Landlord) unless paid to Lender or otherwise actually received by Lender;

                  (v) bound by any material amendment or modification of the Lease made without Lender's prior written consent, such consent not to be unreasonably withheld;

                  (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under the Lease;

                  (vii) obligated to make any capital improvements to the Property or the Demised Premises which any prior landlord (including Landlord) has agreed to make but not completed or to perform or furnish any services not related to the possession and quiet enjoyment of the Demised Premises; or

                  (viii) responsible for security deposits or other refundable fees unless paid over to Lender.

         4. NO AFFECT ON SECURITY TITLE AND LIEN OF SECURITY DEED. Nothing herein contained shall in any way impair or affect the security title and lien created by the Security Deed except as may be specifically set forth herein. Nothing herein contained is intended, nor shall be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the conditions of the Lease on Tenant's part to be performed.

         5. SUBORDINATION. Tenant hereby covenants and agrees that the Lease, together with all rights, title, interests, estates, options, liens and charges created thereby, is hereby expressly made, now is and shall at all times continue to be subject, subordinate and inferior in all respects to the Loan Documents, the Security Deed, the Note, all sums advanced under the Note, and all other documents and instruments evidencing or securing (or to evidence or secure) the indebtedness evidenced by the Note and secured by the Security Deed and to all amendments, consolidations, extensions, replacements, modifications, renewals, recastings, refinancings, transfers and assignments thereof, subject to the terms of this Agreement. Tenant, upon request, shall execute and deliver any certificate or other instrument whether or not in recordable form which Lender may request to perfect, confirm or effectuate said subordination. The Loan Documents shall be superior to the right, title, interest and estate of Tenant in and to the Demised Premises by virtue of the Lease. The Loan Documents may be amended from time to time without the consent of Tenant.

         6. NOTICES. Any notice or communication required or permitted hereunder shall be given in writing, hand delivered, sent by any overnight courier service providing dated evidence of delivery, or sent by United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as set forth on Exhibit "D" annexed hereto, or to such other address or in care of such other person as hereafter shall be designated in writing by the applicable party sent in the manner in this Paragraph 6 provided and shall be deemed to have been given as of the date of receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall constitute receipt.

         7. DEFAULT BY LANDLORD. So long as the Security Deed remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner herein provided, a copy of all notices permitted or required to be given to Landlord by Tenant under and pursuant to the terms and provisions of the Lease. In addition thereto, so long as the Security Deed remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinabove provided, written notice of any default or claimed default of Landlord under the Lease. If Landlord shall fail to cure any default within the time prescribed by the Lease, Tenant shall give further notice of such fact to Lender. At any time before the rights of Landlord shall have been forfeited or adversely affected because of any default of Landlord, or within the time permitted Landlord for curing any default under the Lease as therein provided, Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of Landlord by the terms of the Lease, and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of Landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by Landlord. Tenant agrees that notwithstanding any provisions of the Lease, no notice of cancellation or abatement shall be effective unless Lender has received notice as herein provided, which gave rise to such right of cancellation or abatement.

         8. LIMITED LIABILITY OF LENDER. Anything herein or in the Lease to the contrary notwithstanding, in the event that Lender [or any other holder of the Note or its nominee] or its nominee shall succeed to the interest of the Landlord under the Lease (any of the foregoing being herein referred to as the "Successor"), the Successor shall have no obligation, nor incur any liability, beyond its then interest, if any, in the Property and Tenant shall look exclusively to such interest of the Successor, if any, in the Property for the payment and discharge of any obligations imposed upon the Successor hereunder or under the Lease and the Successor is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that with respect to any judgment which may be obtained or secured by Tenant against the Successor, Tenant shall look solely to the estate or interest owned by the Successor in the Property and Tenant will not collect or attempt to collect any such judgment out of any other assets of the Successor.

         9. SATISFACTION OF LEASE REQUIREMENTS. Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement with respect to the Security Deed. Tenant further agrees that in the event there is any inconsistency between the terms and provisions of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement shall be controlling.

         10. MODIFICATIONS; BINDING EFFECT. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. The term "Landlord", as used herein, shall mean and include the Landlord under the Lease and any successor landlord under the Lease up to and including any landlord succeeding to the position of Landlord prior to and other than Lender. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their legal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property, and its or their respective heirs, personal representatives, successors and assigns.

         11. ASSIGNMENT OF RENTS. Tenant acknowledges that it has notice that the Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Lender as part of the security for the indebtedness secured by the Security Deed, and Tenant expressly consents to such assignment. In the event that Lender notifies Tenant of an event of default under the Security Deed and demands that Tenant pay rent and all other sums due under the Lease to Lender, Tenant agrees that it shall pay rent and all other sums due under the Lease directly to Lender. Landlord consents to the foregoing and authorizes and directs Tenant to make payment of such monies to Lender after Tenant's receipt of such notice. Landlord agrees that any payments so made by Tenant after receipt of such a notice shall be applied and credited toward Tenant's obligations under the Lease, regardless of whether Lender was properly authorized to require such payments from Tenant and Landlord releases Tenant from any claim relative to Tenant's payment to Lender based on Lender's demand.

         12. MISCELLANEOUS. This Agreement shall be governed by and construed under the laws of the State of Georgia. If any of the terms of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of any such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13. EXHIBITS. All exhibits attached hereto are by this reference incorporated fully herein, and the term "this Agreement" shall include all such exhibits.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                     "LENDER":


                                     -----------------------------------------
Signed, sealed and delivered
in the presence of:

                                     By:
----------------------------             -------------------------------------

Witness                              Title:
                                            ----------------------------------

                                     Attest:
----------------------------                ----------------------------------
Notary Public                        Title:
                                            ----------------------------------

                                                   [CORPORATE SEAL]



                                   "LANDLORD":


Signed, sealed and delivered
in the presence of:


                                     By:
----------------------------             -------------------------------------

Witness                              Title:
                                            ----------------------------------

                                     Attest:
----------------------------                ----------------------------------
Notary Public                        Title:
                                            ----------------------------------

                                                   [CORPORATE SEAL]



                                    "TENANT":


                                     -----------------------------------------
Signed, sealed and delivered
in the presence of:


                                     By:
----------------------------             -------------------------------------

Witness                              Title:
                                            ----------------------------------

                                     Attest:
----------------------------                ----------------------------------
Notary Public                        Title:
                                            ----------------------------------

                                                   [CORPORATE SEAL]

                                   EXHIBIT "A"


                          DESCRIPTION OF SECURITY DEED

         Deed to Secure Debt and Security Agreement executed by
_____________________________________ in favor of ____ dated _________ , recorded in Deed Book _________ , page ___ , Fulton County, Georgia.

                                   EXHIBIT "B"


                         (LEGAL DESCRIPTION OF PROPERTY)

                                   EXHIBIT "C"


                    DESCRIPTION OF LEASE AND DEMISED PREMISES

         That certain Lease Agreement (the "Lease") between ___________________ __________________________________________ and _______________________________ ,
dated ____________ , 19 _____. "Demised Premises" shall have the same meaning as defined in the Lease.

                                  EXHIBIT "C-1"


                             ESTIMATED EXPENSE STOP

                                   EXHIBIT "D"


                                NOTICE ADDRESSES


The address of Landlord is:
                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------


The address of Lender is:
                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------



The address of Tenant is:
                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------

                                   EXHIBIT "K"


                             SUPPLEMENTAL AGREEMENT


RE:      Lease dated as of _____________________________, 2000, by and between
Colonial Realty Limited Partnership, as Landlord, and Witness Systems, Inc., as Tenant.

Pursuant to the captioned Lease, Landlord and Tenant agree as follows:

1. The Premises contain ___________ rentable square feet and the Building contains ____________ rentable square feet.

2. Personal property which will not become the property of Landlord at the end of the term:

         ----------------------------------------------------------------------

3.       The amount of the above standard Tenant Improvement Allowance is:
         $_______________, which shall be repaid monthly in an initial amount sum of $_______________, which shall reduce as follows:

         ----------------------------------------------------------------------

4. The total cost of construction and design of the Patio was $________________ which shall be repaid monthly in the amount of $_______________ per Paragraph 7 of Exhibit "E" hereof.

5. Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease.


                                   "LANDLORD":

                                    COLONIAL REALTY LIMITED PARTNERSHIP


                                    By:
                                        ---------------------------------------

                                             Title:
                                                    ---------------------------

                                   EXHIBIT "L"


                                   ARBITRATION


         Within ten (10) days after delivery of written notice ("Notice of Dispute") given by either Tenant to Landlord or to the other, the parties shall each appoint one (1) arbitrator, who must be a member of a nationally recognized engineering firm not providing services to the respective party, and deliver notice of and the identity of such arbitrator to the other party. If either party fails to so designate an arbitrator, the arbitrator chosen by the other party shall be the Arbitrator for purposes of this provision. If each party so appoints one (1) arbitrator within the time period provided above, the two (2) arbitrators so appointed shall appoint, within ten (10) days after the expiration of the ten (10) day period within which they were to be appointed, a third arbitrator ("Arbitrator") which must be a member of a nationally recognized engineering firm not providing services to either party and deliver written notice of the identity of such Arbitrator and a copy of his/her written acceptance of such appointment and acknowledgment of an agreement to be bound by the time constraints and other provisions of this Exhibit ("Acceptance") to both parties. Within ten (10) days after receipt of the Acceptance, both parties shall provide the Arbitrator with their determination of the correct amount of usable and rentable area within the Premises and the Building and within fifteen
(15) days thereafter the Arbitrator shall render his/her judgment by choosing either the Landlord's calculation or the Tenant's calculation, by choosing the amount submitted by Landlord or Tenant which is closest to the Arbitrator's determination. In no event shall the Arbitrator choose a number other than the number submitted by Landlord or Tenant.

         In the event either party fails to submit its determination of the correct amount of usable and rentable area within the Premises and the Building to the Arbitrator within the time period provided herein, the determination submitted by the party timely making a submission shall be awarded by the Arbitrator as the correct amount of usable and rentable area within the Premises and the Building. If the two (2) arbitrators first chosen cannot agree on the choice of the Arbitrator within the time period provided herein, such appointment and notification shall be made as quickly possible by any court of competent jurisdiction located in Fulton County, Georgia. Such court shall be entitled either directly to select such Arbitrator or to designate in writing delivered to each of the parties an individual who shall do so.

         The Arbitrator shall use his/her utmost skill and shall apply him/herself diligently so as to herein decide the outcome and resolution of such matter. The Arbitrator shall not have any liability whatsoever for any act or omission performed or omitted in good faith pursuant to the provisions of this Exhibit. The Arbitrator shall fix and establish any and all rules as shall be considered appropriate in his/her sole and absolute discretion to govern the proceeding, including any and all rules of discovery, procedure and/or evidence and make and issue any and all orders, final or otherwise, and any and all awards, as a court of competent jurisdiction could make.

         The decision of the Arbitrator shall be final and binding, may be confirmed and entered by any court of competent jurisdiction at the request of any party and shall not be appealed to any court of competent jurisdiction at the request of any party and shall not be appealed to any court of competent jurisdiction or otherwise. The Arbitrator shall retain jurisdiction over any dispute until his/her award has been implemented and judgment on any such award may be entered in any court having appropriate jurisdiction.

         The Arbitrator shall be compensated for any and all services rendered under this Exhibit at his/her reasonable and customary rate of compensation for professional services and shall be reimbursed for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceeding before the Arbitrator. The expenses of the Arbitrator shall be shared equally by Landlord and Tenant.